Exhibit 4.6 – Third Supplemental Trust Deed relating to the £750,000,000 Euro Medium Term Note Programme dated

August 28, 2003

THIRD SUPPLEMENTAL TRUST DEED

modifying and restating the provisions of

the Trust Deed dated 26th October, 2001

(as previously modified and restated)

relating to the

£750,000,000

Euro Medium Term Note Programme

DATED 28TH AUGUST, 2003

TOMKINS FINANCE PLC

- AND -

TOMKINS PLC

- AND -

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

FOR TOMKINS FINANCE PLC AND TOMKINS PLC AS TO ENGLISH LAW:

SLAUGHTER AND MAY

ONE BUNHILL ROW

LONDON EC1Y 8YY

FOR THE LAW DEBENTURE TRUST CORPORATION p.l.c.

AS TO ENGLISH LAW:

ALLEN & OVERY

London

Schedule

THIS THIRD SUPPLEMENTAL TRUST DEED is made on 28th August, 2003 BETWEEN:

(1)	TOMKINS FINANCE PLC, a company incorporated under the laws of England and Wales, whose registered office is at East Putney House, 84 Upper Richmond Road, London SW15 2ST, England (Finance);

(2)	TOMKINS PLC, a company incorporated under the laws of England and Wales, whose registered office is at East Putney House, 84 Upper Richmond Road, London SW15 2ST, England (Tomkins); and

(3)	THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England and Wales, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX, England (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders, the Receiptholders and the Couponholders (each as defined below).

WHEREAS:

(A)	This Third Supplemental Trust Deed is supplemental to:

(i)	the Trust Deed dated 26th October, 2001 (hereinafter called the Principal Trust Deed) made between Tomkins and the Trustee and relating to the £750,000,000 Global (now Euro) Medium Term Note Programme established by Tomkins (the Programme);

(ii)	the First Supplemental Trust Deed dated 5th November, 2002 (hereinafter called the First Supplemental Trust Deed) made between Tomkins and the Trustee and modifying and restating the Principal Trust Deed; and

(iii)	the Second Supplemental Trust Deed dated 19th August, 2003 made between Tomkins, Finance and the Trustee under which Finance guaranteed repayment of the £150,000,000 8 per cent. Notes due 2011 issued by Tomkins under the Programme (together with the Principal Trust Deed and the First Supplemental Trust Deed, the Subsisting Trust Deeds).

(B)	On the date hereof Tomkins published a modified and updated Offering Circular relating to the Programme.

(C)	Clause 18(B) of the Principal Trust Deed provides, inter alia, that the Trustee may without the consent or sanction of the Noteholders, the Receiptholders or the Couponholders at any time and from time to time concur with the Issuer in making any modification to these presents which in the opinion of the Trustee it may be proper to make provided that the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders.

(D)	Tomkins has been replaced by Finance as the Issuer under the Programme and Tomkins has agreed to guarantee Notes issued under the Programme by Finance on and after the date hereof in the manner described herein.

1

(E)	Tomkins has requested the Trustee to concur in making modifications to the Principal Trust Deed to reflect the relevant modifications to the Offering Circular referred to in Recital (D) above.

(F)	The Trustee, being of the opinion that the modifications referred to in Recital (D) above are not materially prejudicial to the interests of the Noteholders, has concurred with Tomkins in making such modifications and, as evidenced by its execution hereof, has agreed that notice of such modifications need not be given to the Noteholders.

NOW THIS THIRD SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS HEREBY AGREED AND DECLARED AS FOLLOWS:

1.	Subject as otherwise provided in this Third Supplemental Trust Deed and unless there is something in the subject matter or context inconsistent therewith all words and expressions defined in the Principal Trust Deed shall have the same meanings in this Third Supplemental Trust Deed.

2.	Save:

(a)	in relation to all Series of Notes issued during the period up to and including the day last preceding the date of this Third Supplemental Trust Deed and any Notes issued on or after the date of this Third Supplemental Trust Deed so as to be consolidated and form a single Series with the Notes of any Series issued during the period up to and including such last preceding day; and

(b)	for the purpose (where necessary) of construing the provisions of this Third Supplemental Trust Deed,

with effect on and from the date of this Third Supplemental Trust Deed, the Principal Trust Deed is modified in such manner as would result in the Principal Trust Deed being in the form set out in the Schedule hereto.

3.	The Subsisting Trust Deeds and this Third Supplemental Trust Deed shall henceforth be read and construed as one document.

4.	A Memorandum of this Third Supplemental Trust Deed shall be endorsed by the Trustee on the Principal Trust Deed and by Tomkins on its duplicate thereof.

IN WITNESS whereof this Third Supplemental Trust Deed has been executed by Finance, Tomkins and the Trustee as a deed and entered into the day and year first above written.

2

SCHEDULE

FORM OF MODIFIED PRINCIPAL TRUST DEED

DATED 26TH OCTOBER, 2001

TOMKINS FINANCE PLC

- and -

TOMKINS PLC

- and -

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

TRUST DEED

(as modified and restated on 28th August, 2003)

relating to a

£750,000,000

Euro Medium Term Note Programme

For Tomkins Finance plc and Tomkins plc as to English law:

SLAUGHTER AND MAY

One Bunhill Row

London EC1Y 8YY

For The Law Debenture Trust Corporation p.l.c.

as to English law:

ALLEN & OVERY

One New Change

London EC4M 9QQ

THIS TRUST DEED is made on 26th October, 2001 BETWEEN:

(1)	TOMKINS FINANCE PLC, a company incorporated under the laws of England and Wales, whose registered office is at East Putney House, 84 Upper Richmond Road, London SW15 2ST, England (the Issuer or Finance);

(2)	TOMKINS PLC, a company incorporated under the laws of England and Wales, whose registered office is at East Putney House, 84 Upper Richmond Road, London SW15 2ST (the Guarantor or Tomkins); and

(3)	THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England and Wales, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders, the Receiptholders and the Couponholders (each as defined below).

WHEREAS:

(A)	By a resolution of the Board of Directors of the Issuer passed on 28th August, 2003 the Issuer has been duly authorised to accede to and to update the Programme pursuant to which the Issuer may from time to time issue Notes as set out herein. Notes up to a maximum nominal amount (calculated in accordance with Clause 3(6) of the Programme Agreement (as defined below)) from time to time outstanding of £750,000,000 (subject to increase as provided in the Programme Agreement) (the Programme Limit) may be issued pursuant to the said Programme.

(B)	By a resolution of the Board of Directors of the Guarantor passed on 27th August, 2003 and by a resolution of a committee of the Guarantor delegated to do so by its Board of Directors, passed on 27th August, 2003 the Guarantor has agreed to guarantee the said Notes and to enter into certain covenants as set out in this Trust Deed.

(C)	The Trustee has agreed to act as trustee of these presents for the benefit of the Noteholders, the Receiptholders and the Couponholders upon and subject to the terms and conditions of these presents.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.	DEFINITIONS

1.1	In these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

Agency Agreement means the agreement dated 26th October, 2001 as amended and/or supplemented and/or restated from time to time, pursuant to which the Issuer and the Guarantor have appointed the Agent and the other Paying Agents in relation to all or any Series of the Notes and any other agreement for the time being in force appointing further or other Paying Agents or another principal paying agent in relation to all or any Series of the Notes, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements;

Agent means, in relation to all or any Series of the Notes, The Bank of New York, London Branch at its office at One Canada Square, London E14 5AL, England or, if applicable, any Successor principal paying agent in relation to all or any Series of the Notes;

Appointee means any attorney, manager, agent, delegate or other person appointed by the Trustee under these presents;

Auditors means the auditors for the time being of the Issuer or the Guarantor (as the case may be) or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants as may be nominated or approved by the Trustee for the purposes of these presents;

Calculation Agent means, in relation to all or any Series of the Notes, the person initially appointed as calculation agent in relation to such Notes by the Issuer pursuant to the Agency Agreement or, if applicable, any Successor calculation agent in relation to all or any Series of the Notes;

Clearstream, Luxembourg means Clearstream Banking, société anonyme;

Conditions means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting such Series, such terms and conditions being in or substantially in the form set out in Schedule 1 or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the Issuer, the Guarantor, the Trustee and the relevant Dealer(s) as modified and supplemented by the Pricing Supplement applicable to the Notes of the relevant Series, in each case as from time to time modified in accordance with the provisions of these presents;

Coupon means an interest coupon appertaining to a definitive Note (other than a Zero Coupon Note), such coupon being:

(a)	if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in Part 5A of Schedule 2 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Guarantor, the Agent, the Trustee and the relevant Dealer(s); or

(b)	if appertaining to a Floating Rate Note or an Index Linked Interest Note, in the form or substantially in the form set out in Part 5B of Schedule 2 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Guarantor, the Agent, the Trustee and the relevant Dealer(s); or

(c)	if appertaining to a definitive Note which is neither a Fixed Rate Note nor a Floating Rate Note nor an Index Linked Interest Note, in such form as may be agreed between the Issuer, the Guarantor, the Agent, the Trustee and the relevant Dealer(s), and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to Condition 12;

Couponholders means the several persons who are for the time being holders of the Coupons and includes, where applicable, the Talonholders;

Dealers means ABN AMRO Bank N.V., Barclays Bank PLC, BNP Paribas, Citigroup Global Markets Limited, Dresdner Bank AG London Branch, HSBC Bank plc, J.P. Morgan Securities Ltd. and UBS Limited and any other entity which the Issuer and the Guarantor may appoint as a Dealer and notice of whose appointment has been given to the Agent and the Trustee by the Issuer in accordance with the provisions of the Programme Agreement but excluding any entity whose appointment has been terminated in accordance with the provisions of the Programme Agreement and notice of such termination has been given to the Agent and the Trustee by the Issuer in accordance with the provisions of the Programme Agreement and references to a relevant Dealer or the relevant Dealer(s) mean, in relation to any Tranche or Series of Notes, the Dealer or Dealers with whom the Issuer and the Guarantor have agreed the issue of the Notes of such Tranche or Series and Dealer means any one of them;

Definitive Note means a Note in definitive form issued or, as the case may require, to be issued by the Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the Issuer, the Guarantor and the relevant Dealer(s), the Agency Agreement and these presents in exchange for either a Temporary Global Note or part thereof or a Permanent Global Note (all as indicated in the applicable Pricing Supplement), such Note in definitive form being in the form or substantially in the form set out in Part III of the Second Schedule with such modifications (if any) as may be agreed between the Issuer, the Guarantor, the Agent, the Trustee and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference as indicated in the applicable Pricing Supplement and having the relevant information supplementing, replacing or modifying the Conditions appearing in the applicable Pricing Supplement endorsed thereon or attached thereto and (except in the case of a Zero Coupon Note) having Coupons and, where appropriate, Receipts and/or Talons attached thereto on issue;

Directors means the Board of Directors for the time being of the Issuer or, as the case may be, the Guarantor;

Dual Currency Interest Note means a Note in respect of which payments of interest are made or to be made in such different currencies, and at rates of exchange calculated upon such basis, as the Issuer, the Guarantor and the relevant Dealer may agree (as indicated in the applicable Pricing Supplement);

Dual Currency Note means a Dual Currency Interest Note and/or a Dual Currency Redemption Note, as applicable;

Dual Currency Redemption Note means a Note in respect of which payments of principal are made or to be made in such different currencies, and at rates of exchange calculated upon such basis, as the Issuer, the Guarantor and the relevant Dealer(s) may agree (as indicated in the applicable Pricing Supplement);

Early Redemption Amount has the meaning ascribed thereto in Condition 8(e);

Euroclear means Euroclear Bank S.A./N.V. as operator of the Euroclear System;

Event of Default means any of the conditions, events or acts provided in Condition 11 to be events upon the happening of which the Notes of any Series would, subject only to notice by the Trustee as therein provided, become immediately due and repayable;

Extraordinary Resolution has the meaning set out in paragraph 20 of 0;

Fixed Rate Note means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or fixed dates in each year and on redemption or on such other dates as may be agreed between the Issuer, the Guarantor and the relevant Dealer(s) (as indicated in the applicable Pricing Supplement);

Floating Rate Note means a Note on which interest is calculated at a floating rate payable in arrear in respect of such period or on such date(s) as may be agreed between the Issuer, the Guarantor and the relevant Dealer(s) (as indicated in the applicable Pricing Supplement);

Global Note means a Temporary Global Note and/or a Permanent Global Note, as the context may require;

Index Linked Interest Note means a Note in respect of which the amount payable in respect of interest is calculated by reference to an index and/or a formula as the Issuer, the Guarantor and the relevant Dealer(s) may agree (as indicated in the applicable Pricing Supplement);

Index Linked Note means an Index Linked Interest Note and/or an Index Linked Redemption Note, as applicable;

Index Linked Redemption Note means a Note in respect of which the amount payable in respect of principal is calculated by reference to an index and/or a formula as the Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Pricing Supplement);

Interest Commencement Date means, in the case of interest-bearing Notes, the date specified in the applicable Pricing Supplement from (and including) which such Notes bear interest, which may or may not be the Issue Date;

Interest Payment Date means, in relation to any Floating Rate Note or Index Linked Interest Note, either:

(a)	the date which falls the number of months or other period specified as the “Specified Period” in the applicable Pricing Supplement after the preceding Interest Payment Date or the Interest Commencement Date (in the case of the first Interest Payment Date); or

(b)	such date or dates as are indicated in the applicable Pricing Supplement;

Issue Date means, in respect of any Note, the date of issue and purchase of such Note pursuant to and in accordance with the Programme Agreement or any other agreement between the Issuer, the Guarantor and the relevant Dealer(s) being, in the case of any Definitive Note represented initially by a Global Note, the same date as the date of issue of the Global Note which initially represented such Note;

Issue Price means the price, generally expressed as a percentage of the nominal amount of the Notes, at which the Notes will be issued;

Liability means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation in respect of taxes, duties, levies, imposts and other charges) and including any amount in respect of value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

London Business Day has the meaning set out in Condition 5(b)(v);

London Stock Exchange means the London Stock Exchange plc or such other body to which its functions have been transferred;

Material Subsidiary means at any time a Subsidiary of the Guarantor (excluding the Issuer), as the case may be,:

(a)	whose turnover (consolidated in the case of a Subsidiary which itself has Subsidiaries) or whose total assets (consolidated in the case of a Subsidiary which itself has Subsidiaries) represent (or, in the case of a Subsidiary acquired after the end of the financial period to which the then latest relevant audited consolidated accounts of the Guarantor and its Subsidiaries relate, are equal to) not less than 5 per cent. of the consolidated turnover of the Guarantor and its Subsidiaries taken as a whole, or, as the case may be, 15 per cent. of the consolidated total assets of the Guarantor and its Subsidiaries taken as a whole, all as calculated respectively by reference to the then latest audited accounts (consolidated or, as the case may be, unconsolidated) of such Subsidiary and the then latest audited consolidated accounts of the Guarantor and its Subsidiaries, provided that:

(i)	in the case of a Subsidiary acquired after the end of the financial period to which the then latest relevant audited consolidated accounts relate, the reference to the then latest audited consolidated accounts for the purposes of the calculation above shall, until consolidated accounts for the financial period in which the acquisition is made have been prepared and audited as aforesaid, be deemed to be a reference to such first-mentioned accounts as if such Subsidiary had been shown in such accounts by reference to its then latest relevant audited accounts, adjusted as deemed appropriate by the Auditors; and

(ii)	if, in the case of a Subsidiary which itself has Subsidiaries, no consolidated accounts are prepared and audited, its consolidated turnover and consolidated total assets shall be determined on the basis of pro forma consolidated accounts of the relevant Subsidiary and its Subsidiaries prepared and audited for this purpose by the Auditors or the auditors for the time being of the relevant Subsidiary; or

(b)

to which is transferred (whether by one transaction or a series of transactions, whether related or not) the whole or substantially the whole of the undertaking and assets of a Subsidiary of the Guarantor which immediately prior to such transfer is a Material Subsidiary by virtue of sub-paragraph (a) above, provided that the transferor Subsidiary shall upon such transfer forthwith cease to be a Material Subsidiary and the transferee Subsidiary shall cease to be a Material Subsidiary pursuant to this sub-paragraph (b) on the date on which the consolidated accounts of the Guarantor and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited as aforesaid but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of sub-paragraph (a) above or before, on or at any time after such date by virtue of the provisions of this sub-paragraph (b) or sub-paragraph (c) below; or

(c)	to which is transferred (whether by one transaction or a series of transactions, whether related or not) an undertaking or assets which, taken together with the undertaking or assets of the transferee Subsidiary, generated (or, in the case of the transferee Subsidiary being acquired after the end of the financial period to which the then latest relevant audited consolidated accounts of the Guarantor and its Subsidiaries relate, generate turnover equal to) not less than 5 per cent. of the consolidated turnover of the Guarantor and its Subsidiaries taken as a whole, or represent (or, in the case aforesaid, are equal to) not less than 15 per cent. of the consolidated total assets of the Guarantor and its Subsidiaries taken as a whole, all as calculated as referred to in sub-paragraph (a) above, provided that the transferor Subsidiary (if a Material Subsidiary shall upon such transfer forthwith cease to be a Material Subsidiary unless immediately following such transfer its undertaking and assets generate (or, in the case aforesaid, generate turnover equal to) not less than 5 per cent. of the consolidated turnover of the Guarantor and its Subsidiaries taken as a whole, or its assets represent (or, in the case aforesaid, are equal to) not less than 15 per cent. of the consolidated total assets, of the Guarantor and its Subsidiaries taken as a whole, all as calculated as referred to in sub-paragraph (a) above, and the transferee Subsidiary shall cease to be a Material Subsidiary pursuant to this sub-paragraph (c) on the date on which the consolidated accounts of the Guarantor and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of sub-paragraph (a) above or before, on or at any time after such date by virtue of the provisions of this sub-paragraph (c) or sub-paragraph (b) above.

For the purposes of this definition if there shall at any time not be any relevant audited consolidated accounts of the Guarantor and its Subsidiaries, references thereto herein shall be deemed to refer to a consolidation by the Auditors of the relevant audited accounts of the Guarantor and its Subsidiaries.

The certificate or report of the Auditors that in their opinion a Subsidiary of the Guarantor is or is not or was or was not at any particular time or throughout any specified period a Material Subsidiary may be relied upon by the Trustee without further enquiry or evidence and, if relied upon by the Trustee, shall, in the absence of manifest or proven error, be conclusive and binding on all concerned;

Maturity Date means the date on which a Note is expressed to be redeemable;

month means calendar month;

Note means a note issued pursuant to the Programme and denominated in such currency or currencies as may be agreed between the Issuer, the Guarantor and the relevant Dealer(s) which has such maturity and denomination as may be agreed between the Issuer, the Guarantor, and the relevant Dealer(s) and issued or to be issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer, the Guarantor and the relevant Dealer(s) relating to the Programme, the Agency Agreement and these presents and which shall either (a) initially be represented by, and comprised in, a Temporary Global Note which may (in accordance with the terms of such Temporary Global Note) be exchanged for Definitive Notes or a Permanent Global Note which Permanent Global Note may (in accordance with the terms of such Permanent Global Note) in turn be exchanged for Definitive Notes or (b) be represented by, and comprised in, a Permanent Global Note which may (in accordance with the terms of such Permanent Global Note) be exchanged for Definitive Notes (all as indicated in the applicable Pricing Supplement) and includes any replacements for a Note issued pursuant to Condition 12;

Noteholders means the several persons who are for the time being holders of outstanding Notes save that, in respect of the Notes of any Series, for so long as such Notes or any part thereof are represented by a Global Note deposited with a common depositary for Euroclear and Clearstream, Luxembourg, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the holder of a particular nominal amount of the Notes of such Series shall be deemed to be the holder of such nominal amount of such Notes (and the holder of the relevant Global Note shall be deemed not to be the holder) for all purposes of these presents other than with respect to the payment of principal or interest on such nominal amount of such Notes the rights to which shall be vested, as against the Issuer, the Guarantor and the Trustee, solely in such common depositary and for which purpose such common depositary shall be deemed to be the holder of such nominal amount of such Notes in accordance with and subject to its terms and the provisions of these presents and the expressions Noteholder, holder and holder of Notes and related expressions shall be construed accordingly;

notice means, in respect of a notice to be given to Noteholders, a notice validly given pursuant to Condition 15;

Official List means the official list maintained by the UK Listing Authority;

outstanding means, in relation to the Notes of all or any Series, all the Notes of such Series issued other than:

(a)	those Notes which have been redeemed pursuant to these presents;

(b)	those Notes in respect of which the date (including, where applicable, any deferred date) for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest payable thereon) have been duly paid to the Trustee or to the Agent in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the relative Noteholders in accordance with Condition 15) and remain available for payment against presentation of the relevant Notes and/or Receipts and/or Coupons;

(c)	those Notes which have been purchased and cancelled in accordance with Conditions 8(h) and (i);

(d)	those Notes which have become void or in respect of which claims have become prescribed, in each case under Condition 10;

(e)	those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 12;

(f)	(for the purpose only of ascertaining the nominal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 12; and

(g)	any Global Note to the extent that it shall have been exchanged for Definitive Notes or another Global Note pursuant to its provisions, the provisions of these presents and the Agency Agreement,

PROVIDED THAT for each of the following purposes, namely:

(a)	the right to attend and vote at any meeting of the holders of the Notes of any Series;

(b)	the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Clause 9.1, Conditions 11 and 16 and paragraphs 2, 5, 6 and 9 of 0;

(c)	any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the Notes of any Series; and

(d)	the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the holders of the Notes of any Series,

those Notes of the relevant Series (if any) which are for the time being held by or on behalf of the Issuer, the Guarantor, any Subsidiary of the Issuer or the Guarantor, any holding company of the Issuer or the Guarantor or any other Subsidiary of such holding company, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

Paying Agents means, in relation to all or any Series of the Notes, the several institutions (including, where the context permits, the Agent) at their respective specified offices initially appointed as paying agents in relation to such Notes by the Issuer and the Guarantor pursuant to the Agency Agreement and/or, if applicable, any Successor paying agents at their respective specified offices in relation to all or any Series of the Notes;

Permanent Global Note means a global note in the form or substantially in the form set out in Part 2 of Schedule 2 with such modifications (if any) as may be agreed between the Issuer, the Guarantor, the Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Pricing Supplement annexed thereto issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer, the Guarantor and the relevant Dealer(s) relating to the Programme, the Agency Agreement and these presents in exchange for the whole or part of any Temporary Global Note;

Potential Event of Default means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default;

Pricing Supplement has the meaning set out in the Programme Agreement;

Programme means the Euro Medium Term Note Programme established by, or otherwise contemplated in, the Programme Agreement;

Programme Agreement means the agreement of even date herewith between the Issuer and the Dealers named therein (or deemed named therein) concerning the purchase of Notes to be issued pursuant to the Programme together with any agreement for the time being in force amending, replacing, novating or modifying such agreement and any accession letters and/or agreements supplemental thereto;

Receipt means a receipt attached on issue to a Definitive Note redeemable in instalments for the payment of an instalment of principal, such receipt being in the form or substantially in the form set out in Part 4 of Schedule 2 or in such other form as may be agreed between the Issuer, the Guarantor, the Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Receipts issued pursuant to Condition 12;

Receiptholders means the several persons who are for the time being holders of the Receipts;

Relevant Date has the meaning set out in Condition 9;

repay, redeem and pay shall each include both of the others and cognate expressions shall be construed accordingly;

Series means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (a) expressed to be consolidated and form a single series and (b) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions Notes of the relevant Series, holders of Notes of the relevant Series and related expressions shall be construed accordingly;

Stock Exchange means the London Stock Exchange or any other or further stock exchange(s) on which any Notes may from time to time be listed, and references in these presents to the “relevant Stock Exchange” shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are, from time to time, or are intended to be, listed;

Subsidiary means any company which is for the time being a subsidiary (within the meaning of Section 736 of the Companies Act 1985 of Great Britain);

Successor means, in relation to the Agent, the other Paying Agents and the Calculation Agent, any successor to any one or more of them in relation to the Notes which shall become such pursuant to the provisions of these presents and/or the Agency Agreement (as the case may be) and/or such other or further principal paying agent, paying agents, in relation to the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the case of the Agent being within the same city as those for which it is they are substituted) as may from time to time be nominated, in each case by the Issuer and the Guarantor, and (except in the case of the initial appointments and specified offices made under and specified in the Conditions and/or the Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the Noteholders;

Talonholders means the several persons who are for the time being holders of the Talons;

Talons means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, the Definitive Notes (other than Zero Coupon Notes), such talons being in the form or substantially in the form set out in Part 6 of Schedule 2 or in such other form as may be agreed between the Issuer, the Guarantor, the Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Talons issued pursuant to Condition 12;

Temporary Global Note means a temporary global note in the form or substantially in the form set out in Part 1 of Schedule 2 together with the copy of the applicable Pricing Supplement annexed thereto with such modifications (if any) as may be agreed between the Issuer, the Guarantor, the Agent, the Trustee and the relevant Dealer(s) issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer, the Guarantor and the relevant Dealer(s) relating to the Programme, the Agency Agreement and these presents;

these presents means this Trust Deed and the Schedules and any trust deed supplemental hereto and the Schedules (if any) thereto and the Notes, the Receipts, the Coupons, the Talons, the Conditions and, unless the context otherwise requires, the Pricing Supplements, all as from time to time modified in accordance with the provisions herein or therein contained;

Tranche means all Notes which are identical in all respects (including as to listing);

Trust Corporation means a corporation entitled by rules made under the Public Trustee Act 1906 of Great Britain or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

Trustee Acts means the Trustee Act 1925 and the Trustee Act 2000;

UK Listing Authority means the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000;

Zero Coupon Note means a Note on which no interest is payable;

words denoting the singular shall include the plural and vice versa;

words denoting one gender only shall include the other genders; and

words denoting persons only shall include firms and corporations and vice versa.

1.2	(a	)	All references in these presents to principal and/or principal amount and/or interest in respect of the Notes or to any moneys payable by the Issuer or, as the case may be, the Guarantor under these presents shall, unless the context otherwise requires, be construed in accordance with Condition 8(e).

	(b	)	All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(c)	All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

(d)	All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

(e)	All references in these presents to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include references to any additional or alternative clearing system as is approved by the Issuer, the Guarantor, the Agent and the Trustee or as may otherwise be specified in the applicable Pricing Supplement.

(f)	Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 1985 of Great Britain.

(g)	In this Trust Deed references to Schedules, Clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this Trust Deed respectively.

(h)	In these presents tables of contents and Clause headings are included for ease of reference and shall not affect the construction of these presents.

(i)	All references in these presents involving compliance by the Trustee with a test of reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference solely to the interests of the holders of the Notes of the relevant one or more Series as a class.

1.3	Words and expressions defined in these presents or the Agency Agreement or used in the applicable Pricing Supplement shall have the same meanings where used herein unless the context otherwise requires or unless otherwise stated provided that, in the event of inconsistency between the Agency Agreement and these presents, these presents shall prevail and, in the event of inconsistency between the Agency Agreement or these presents and the applicable Pricing Supplement, the applicable Pricing Supplement shall prevail.

1.4	Subject to the provisions of Condition 5, all references in these presents to the “relevant currency” shall be construed as references to the currency in which payments in respect of the Notes and/or Receipts and/or Coupons of the relevant Series are to be made as indicated in the applicable Pricing Supplement.

1.5	As used in these presents to Notes having a “listing” or being “listed” on a Stock Exchange shall, in relation to the London Stock Exchange, be construed to mean that such Notes have been admitted to the Official List by the UK Listing Authority and admitted to trading on the London Stock Exchange’s market for listed securities and all references in these presents to “listing” and “listed” shall include references to “quotation” and “quoted” respectively.

2.	AMOUNT AND ISSUE OF THE NOTES

2.1	Amount of the Notes, Pricing Supplements and Legal Opinions

The Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit from time to time and for the purpose of determining such aggregate nominal amount Clause 3(6) of the Programme Agreement shall apply.

By not later than 3.00 p.m. (London time) on the Third London Business Day preceding each proposed Issue Date, the Issuer shall deliver or cause to be delivered to the Trustee a copy of the applicable Pricing Supplement and drafts of all legal opinions to be given in relation to the relevant issue and shall notify the Trustee in writing without delay of the relevant Issue Date and the nominal amount of the Notes to be issued. Upon the issue of the relevant Notes, such Notes shall become constituted by these presents without further formality.

Before the first issue of Notes occurring after each anniversary of this Trust Deed and on such other occasions as the Trustee so requests (on the basis that the Trustee considers it necessary in view of a change (or proposed change) in English law affecting the Issuer or the Guarantor, these presents, the Programme Agreement, the Agency Agreement or the Trustee has other reasonable grounds), the Issuer or, as the case may be, the Guarantor will procure that further legal opinion(s) (relating, if applicable, to any such change or proposed change) in such form and with such content as the Trustee may require from the legal advisers specified in the Programme Agreement or such other legal advisers as the Trustee may require is/are delivered to the Trustee. Whenever such a request is made with respect to any Notes to be issued, the receipt of such opinion in a form satisfactory to the Trustee shall be a further condition precedent to the issue of those Notes.

2.2	Covenant to repay principal and to pay interest

The Issuer covenants with the Trustee that it will, as and when the Notes of any Series or any of them or any instalment of principal in respect thereof becomes due to be redeemed, or on such earlier as the same or any part thereof may become due and repayable thereunder, in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in the relevant currency in immediately available funds the principal amount in respect of the Notes of such Series or the amount of such instalment becoming due for redemption on that date and (except in the case of Zero Coupon Notes) shall in the meantime and until redemption in full of the Notes of such Series (both before and after any judgment or other order of a court of competent jurisdiction) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the nominal amount of the Notes outstanding of such Series at rates and/or in amounts calculated from time to time in accordance with, or specified in, and on the dates provided for in, the Conditions (subject to Clause 2.4) PROVIDED THAT:

(a)	every payment of principal or interest or other sum due in respect of the Notes made to or to the order of the Agent in the manner provided in the Agency Agreement shall be in satisfaction pro tanto of the relative covenant by the Issuer in this Clause contained in relation to the Notes of such Series except to the extent that there is a default in the subsequent payment thereof in accordance with the Conditions to the relevant Noteholders, Receiptholders or Couponholders (as the case may be);

(b)	in the case of any payment of principal which is not made to the Trustee or the Agent on or before the due date or on or after accelerated maturity following an Event of Default, interest shall continue to accrue on the nominal amount of the relevant Notes (except in the case of Zero Coupon Notes to which the provisions of Condition 8(j) shall apply) (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) up to and including the date which the Trustee determines to be the date on and after which payment is to be made in respect thereof as stated in a notice given to the holders of such Notes (such date to be not later than 30 days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Agent); and

(c)	in any case where payment of the whole or any part of the principal amount of any Note is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by (b) above) interest shall accrue on the nominal amount of such Note (except in the case of Zero Coupon Notes to which the provisions of Condition 8(j) shall apply) payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) from the date of such withholding or refusal until the date on which, upon further presentation of the relevant Note, payment of the full amount (including interest as aforesaid) in the relevant currency payable in respect of such Note is made or (if earlier) the seventh day after notice is given to the relevant Noteholder(s) (whether individually or in accordance with Condition 15) that the full amount (including interest as aforesaid) in the relevant currency in respect of such Note is available for payment, PROVIDED THAT, upon further presentation thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant on trust for the Noteholders, the Receiptholders and the Couponholders and itself in accordance with these presents.

2.3	Trustee’s requirements regarding Paying Agents etc

At any time after an Event of Default or a Potential Event of Default shall have occurred or the Notes of all or any Series shall otherwise have become due and repayable or the Trustee shall have received any money which it proposes to pay under Clause 10 to the relevant Noteholders, Receiptholders and/or Couponholders, the Trustee may:

(a)	by notice in writing to the Issuer, the Guarantor, the Agent and the other Paying Agents require the Agent and the other Paying Agents pursuant to the Agency Agreement:

(i)

to act thereafter as Agent and other Paying Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the terms of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agent and the other Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the

Notes of the relevant Series and available for such purpose) and thereafter to hold all Notes, Receipts and Coupons and all sums, documents and records held by them in respect of Notes, Receipts and Coupons on behalf of the Trustee; or

(ii)	to deliver up all Notes, Receipts and Coupons and all sums, documents and records held by them in respect of Notes, Receipts and Coupons to the Trustee or as the Trustee shall direct in such notice PROVIDED THAT such notice shall be deemed not to apply to any documents or records which the Agent or other Paying Agents are obliged not to release by any law or regulation; and

(b)	by notice in writing to the Issuer and the Guarantor require each of them to make all subsequent payments in respect of the Notes, Receipts and Coupons to or to the order of the Trustee and not to the Agent and with effect from the issue of any such notice to the Issuer and the Guarantor and until such notice is withdrawn proviso to sub-clause 2.2 of this Clause relating to the Notes shall cease to have effect.

2.4	If the Floating Rate Notes or Index Linked Interest Notes of any Series become immediately due and repayable under Condition 11 the rate and/or amount of interest payable in respect of them will be calculated by the Calculation Agent at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period during which the Notes of the relevant Series become so due and repayable mutatis mutandis in accordance with the provisions of Condition 6 except that the rates of interest need not be published.

2.5	Currency of payments

All payments in respect of, under and in connection with these presents and the Notes of any Series to the relevant Noteholders, Receiptholders and Couponholders shall be made in the relevant currency.

2.6	Further Notes

The Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Noteholders, Receiptholders or Couponholders to create and issue further Notes (whether in bearer or registered form) having terms and conditions the same as the Notes of any Series (or the same in all respects save for the amount and date of the first payment of interest thereon) and so that the same shall be consolidated and form a single series with the outstanding Notes of a particular Series.

2.7	Separate Series

The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of this Clause and of Clauses 3 to 21 (both inclusive) and 22.2 and Schedule 3 shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions “Notes”, “Noteholders”, “Receipts”, “Receiptholders”, “Coupons”, “Couponholders”, “Talons” and “Talonholders” shall be construed accordingly.

3.	FORMS OF THE NOTES

3.1	Global Notes

(a)	The Notes of each Tranche will initially be represented by a single Temporary Global Note or a single Permanent Global Note, as indicated in the applicable Pricing Supplement. Each Temporary Global Note shall be exchangeable, upon a request as described therein, for either Definitive Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached, or a Permanent Global Note in each case in accordance with the provisions of such Temporary Global Note. Each Permanent Global Note shall be exchangeable for Definitive Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached, in accordance with the provisions of such Permanent Global Note. All Global Notes shall be prepared, completed and delivered to a common depositary for Euroclear and Clearstream, Luxembourg in accordance with the provisions of the Programme Agreement or to another appropriate depositary in accordance with any other agreement between the Issuer, the Guarantor and the relevant Dealer(s) and, in each case, the Agency Agreement.

(b)	Each Temporary Global Note shall be printed or typed in the form or substantially in the form set out in Part 1 of Schedule 2 and may be a facsimile. Each Temporary Global Note shall have annexed thereto a copy of the applicable Pricing Supplement and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Agent. Each Temporary Global Note so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

(c)	Each Permanent Global Note shall be printed or typed in the form or substantially in the form set out in Part 2 of Schedule 2 and may be a facsimile. Each Permanent Global Note shall have annexed thereto a copy of the applicable Pricing Supplement and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Agent. Each Permanent Global Note so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

3.2	Definitive Notes

(a)	The Definitive Notes, the Receipts, the Coupons and the Talons shall be to bearer in the respective forms or substantially in the respective forms set out in Parts 3, 4, 5 and 6, respectively, of Schedule 2. The Definitive Notes, the Receipts, the Coupons and the Talons shall be serially numbered and, if listed or quoted, shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the relevant Conditions may be incorporated by reference into such Definitive Notes unless not so permitted by the relevant Stock Exchange (if any), or the Definitive Notes shall be endorsed with or have attached thereto the relevant Conditions, and, in either such case, the Definitive Notes shall have endorsed thereon or attached thereto a copy of the applicable Pricing Supplement (or the relevant provisions thereof). Title to the Definitive Notes, the Receipts, the Coupons and the Talons shall pass by delivery.

(b)	The Definitive Notes shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Agent (in the case of the Definitive Notes). The Definitive Notes so executed and authenticated, and the Receipts, the Coupons and the Talons, upon execution and authentication of the relevant Definitive Notes, shall be binding and valid obligations of the Issuer. The Receipts, the Coupons and the Talons shall not be signed. No Definitive Note and none of the Receipts, Coupons or Talons appertaining to such Definitive Note shall be binding or valid until such Definitive Note shall have been executed and authenticated as aforesaid.

3.3	Facsimile signatures

The Issuer may use the facsimile signature of any person who at the date such signature is affixed to a Note is duly authorised by the Issuer notwithstanding that at the time of issue of any of the Notes he may have ceased for any reason to be so authorised.

3.4	Persons to be treated as Noteholders

Except as ordered by a court of competent jurisdiction or as required by law, the Issuer, the Guarantor, the Trustee, the Agent and the other Paying Agents (notwithstanding any notice to the contrary and whether or not it is overdue and notwithstanding any notation of ownership or writing thereon or notice of any previous loss or theft thereof) may (a) (i) for the purpose of making payment thereon or on account thereof deem and treat the bearer of any Global Note, Definitive Note, Receipt, Coupon or Talon as the absolute owner thereof and of all rights thereunder free from all encumbrances, and shall not be required to obtain proof of such ownership or as to the identity of the bearer and (b) for all other purposes deem and treat:

(i)	the bearer of any Definitive Note, Receipt, Coupon or Talon; and

(ii)	each person for the time being shown in the records of Euroclear or Clearstream, Luxembourg as having a particular nominal amount of Notes credited to his securities account,

as the absolute owner thereof free from all encumbrances and shall not be required to obtain proof of such ownership (other than, in the case of any person for the time being so shown in such records, a certificate or letter of confirmation signed on behalf of Euroclear or Clearstream, Luxembourg or any other form of record made by any of them) or as to the identity of the bearer of any Global Note, Definitive Note, Receipt, Coupon or Talon.

3.5	Certificates of Euroclear and Clearstream, Luxembourg

The Issuer, the Guarantor and the Trustee may call for and, except in the case of manifest error, shall be at liberty to accept and place full reliance on as sufficient evidence thereof a certificate or letter of confirmation issued on behalf of Euroclear or Clearstream, Luxembourg or any form of record made by any of them or such other form of evidence and/or information and/or certification as it shall, in its absolute discretion, think fit to the effect that at any particular time or throughout any particular period any particular person is, was, or will be, shown in its records as the holder of a particular nominal amount of Notes represented by a Global Note and, if it does so rely, such letter of confirmation, form of record, evidence, information or certification shall be conclusive and binding on all concerned.

4.	FEES, DUTIES AND TAXES

The Issuer will pay any stamp, issue, registration, documentary and other fees, duties and similar taxes, including interest and penalties, payable on or in connection with (a) the execution and delivery of these presents, (b) the constitution and original issue of the Notes, the Receipts and the Coupons and (c) any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Noteholder, Receiptholder or Couponholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, these presents.

5.	COVENANT OF COMPLIANCE

Each of the Issuer and the Guarantor severally covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it. The Conditions shall be binding on the Issuer, the Guarantor, the Noteholders, the Receiptholders and the Couponholders. The Trustee shall be entitled to enforce the obligations of the Issuer and the Guarantor under the Notes, the Receipts and the Coupons as if the same were set out and contained in this Trust Deed, which shall be read and construed as one document with the Notes, the Receipts and the Coupons. The Trustee shall hold the benefit of this covenant upon trust for itself and the Noteholders, the Receiptholders and the Couponholders according to its and their respective interests.

6.	CANCELLATION OF NOTES AND RECORDS

6.1	The Issuer shall procure that all Notes issued by it (a) redeemed or (b) purchased by or on behalf of the Issuer, the Guarantor or any Subsidiary of the Issuer or the Guarantor or (c) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 12 (together in each case, in the case of Definitive Notes, with all unmatured Receipts and Coupons attached thereto or delivered therewith), and all Receipts and Coupons paid in accordance with the relevant Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 12, shall forthwith be cancelled by or on behalf of the Issuer and a certificate stating:

(i)	the aggregate principal amount of Notes which have been redeemed and the aggregate amounts in respect of Receipts and Coupons which have been paid;

(ii)	the serial numbers of such Notes in definitive form and Receipts;

(iii)	the total numbers (where applicable, of each denomination) by maturity date of such Receipts and Coupons;

(iv)	the aggregate amount of interest paid (and the due dates of such payments) on Global Notes;

(v)	the aggregate nominal amount of Notes (if any) which have been purchased by or on behalf of the Issuer, the Guarantor or any Subsidiary of the Issuer or the Guarantor and cancelled and the serial numbers of such Notes in definitive form and, in the case of Definitive Notes, the total number (where applicable, of each denomination) by maturity date of the Receipts, Coupons and Talons attached thereto or surrendered therewith;

(vi)	the aggregate nominal amounts of Notes and Receipts and the aggregate amounts in respect of Coupons which have been so surrendered and replaced and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons and Talons;

(vii)	the total number (where applicable, of each denomination) by maturity date of the unmatured Coupons missing from Definitive Notes bearing interest at a fixed rate which have been redeemed or surrendered and replaced and the serial numbers of the Definitive Notes to which such missing unmatured Coupons appertained; and

(viii)	the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons shall be given to the Trustee by or on behalf of the Issuer as soon as possible and in any event within four months after the date of such redemption, purchase, payment, exchange or replacement (as the case may be). The Trustee may accept such certificate as conclusive evidence of redemption, purchase or replacement pro tanto of the Notes or payment of interest thereon or exchange of the relative Talons respectively and of cancellation of the relative Notes and Coupons.

6.2	The Issuer shall procure (a) that the Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons issued by it (other than serial numbers of Receipts and Coupons) and of their redemption or purchase by or on behalf of the Issuer, the Guarantor or any Subsidiary of the Issuer or the Guarantor, any cancellation or any payment (as the case may be) and of all replacement notes, receipts, coupons or talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes, Receipts, Coupons or Talons, (b) that the Agent shall in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of 10 years from the Relevant Date in respect of such Coupons and (in the case of Talons indefinitely) either all paid or exchanged Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged and (c) that such records and Coupons (if any) shall be made available to the Trustee at all reasonable times.

7.	GUARANTEE

7.1	Guarantee

The Guarantor irrevocably and unconditionally:

(a)	As principal obligor guarantees to the Trustee prompt performance by the Issuer of all its obligations under the Notes and these presents in respect thereof;

(b)	undertakes with the Trustee that whenever the Issuer does not pay any amount when due under or in connection with the Notes and these presents in respect thereof, the Guarantor shall immediately pay that amount as if the Guarantor instead of the Issuer were expressed to be the principal obligor and not merely a surety; and

(c)	indemnifies the Trustee against any loss or liability suffered by it if any obligation guaranteed by the Guarantor is or becomes unenforceable, invalid or illegal.

7.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Issuer under the Notes and these presents in respect thereof, regardless of any intermediate payment or discharge in whole or in part.

7.3	Reinstatement

(a)	Where any discharge is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Guarantor under this Clause 7 shall continue as if the discharge or arrangement had not occurred.

(b)	The Trustee may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

7.4	Waiver of defences

The obligations of the Guarantor under this Clause 7 will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 7 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or the Trustee):

(a)	any time or waiver granted to, or composition with, the Issuer or any other person;

(b)	the release of the Issuer or any other person under the terms of any composition or arrangement with any creditor of the Issuer or any of its subsidiaries;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Issuer or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of the Issuer or any other person;

(e)	any variation (however fundamental) or replacement of the Notes or any other document or security so that references to the Notes in this Clause 7 shall include each variation or replacement;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under the Notes or any other document or security, to the intent that the Guarantor’s obligations under this Clause 7 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

(g)	any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of the Issuer under the Notes resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the Guarantor’s obligations under this Clause 7 be construed as if there were no such circumstance.

7.5	Immediate recourse

The Guarantor waives any right it may have of first requiring the Trustee (or any agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 7.

7.6	Appropriations

(a)	Until all amounts which may be or become payable by the Issuer under or in connection with the Notes and these presents in respect thereof have been irrevocably paid in full, the Trustee (or any agent on its behalf) may:

(i)	refrain from applying or enforcing any other moneys, security or rights held or received by the Trustee (or any agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(ii)	hold in a suspense account (bearing interest at normal commercial rates) any moneys received from the Guarantor or on account of the Guarantor’s liability under this Clause 7.

(b)	Paragraph 7.6(a)(i) or 7.6(a)(ii), or both, as applicable, shall only apply to the extent that the application of such paragraph or paragraphs, as applicable, does not result in the amount that is guaranteed pursuant to Clause 7.1 being greater than it would otherwise have been but for the application of such paragraph or paragraphs.

7.7	Non-competition

Until all amounts which may be or become payable by the Issuer under or in connection with the Notes and these presents in respect thereof have been irrevocably paid in full, the Guarantor shall not, after a claim has been made or by virtue of any payment or performance by it under this Clause 7:

(a)	be subrogated to any rights, security or moneys held, received or receivable by the Trustee (or any agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Guarantor’s liability under this Clause 7;

(b)	claim, rank, prove or vote as a creditor of the Issuer or its estate in competition with the Trustee (or any agent on its behalf); or

(c)	receive, claim or have the benefit of any payment, distribution or security from or on account of the Issuer, or exercise any right of set-off as against the Issuer,

unless the Trustee otherwise directs.

7.8	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other security now or hereafter held by the Trustee.

8.	NON-PAYMENT

Proof that as regards any specified Note, Receipt or Coupon the Issuer or, as the case may be, the Guarantor has made default in paying any amount due in respect of such Note, Receipt or Coupon shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes, Receipts or Coupons (as the case may be) in respect of which the relevant amount is due and payable.

9.	PROCEEDINGS, ACTION AND INDEMNIFICATION

9.1	The Trustee shall not be bound to take any action or proceedings mentioned in Condition 11 or any other action in relation to these presents unless respectively directed or requested to do so (a) by an Extraordinary Resolution or (b) in writing by the holders of at least one-fifth in aggregate nominal amount of the Notes then outstanding and in either case then only if it shall be indemnified to its satisfaction against all Liabilities to which it may thereby render itself liable or which it may incur by so doing.

9.2	Only the Trustee may enforce the provisions of these presents. No Noteholder, Receiptholder or Couponholder shall be entitled to proceed directly against the Issuer or the Guarantor to enforce the performance of any of the provisions of these presents unless the Trustee having become bound as aforesaid to take proceedings fails to do so within a reasonable period and such failure is continuing.

10.	APPLICATION OF MONEYS

All moneys received by the Trustee under these presents from the Issuer or, as the case may be, the Guarantor (including any moneys which represent principal or interest in respect of Notes, Receipts or Coupons which have become void or in respect of which claims have become prescribed under Condition 10) shall, unless and to the extent attributable, in the opinion of the Trustee, to a particular Series of the Notes, be apportioned pari passu and rateably between each Series of the Notes, and all moneys received by the Trustee under these presents from the Issuer or, as the case may be, the Guarantor to the extent attributable in the opinion of the Trustee to a particular Series of the Notes or which are apportioned to such Series as aforesaid, be held by the Trustee upon trust to apply them (subject to Clause 12):

First in payment or satisfaction of all amounts then due and unpaid under Clauses 15 and/or 16(j) to the Trustee and/or any Appointee;

Secondly in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of that Series;

Thirdly in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of each other Series; and

Fourthly in payment of the balance (if any) to the Issuer or the Guarantor, as the case may be, (without prejudice to, or liability in respect of, any question as to how such payment to the Issuer or the Guarantor, as the case may be, shall be dealt with as between the Issuer or the Guarantor, as the case may be, and any other person).

Without prejudice to this Clause 10, if the Trustee holds any moneys which represent principal or interest in respect of Notes which have become void or in respect of which claims have been prescribed under Condition 10, the Trustee will hold such moneys on the above trusts.

11.	NOTICE OF PAYMENTS

The Trustee shall give notice to the relevant Noteholders in accordance with Condition 15 of the day fixed for any payment to them under Clause 10. Such payment may be made in accordance with Condition 7 and any payment so made shall be a good discharge to the Trustee.

12.	INVESTMENT BY TRUSTEE

12.1	The Trustee may at its discretion and pending payment invest moneys at any time available for the payment of principal and interest on the Notes in some or one of the investments hereinafter authorised for such periods as it may consider expedient with power from time to time at the like discretion to vary such investments. All interest and other income deriving from such investments shall be applied first in payment or satisfaction of all amounts then due and unpaid under Clause 15 and/or 16(j) to the Trustee and/or any Appointee and otherwise held for the benefit of and paid to the Noteholders, Receiptholders or Couponholders, as the case may be.

12.2	Any moneys which under the trusts of these presents ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world whether or not they produce income or by placing the same on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit. If that bank or institution is the Trustee or a Subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer. The Trustee may at any time vary any such investments for or into other investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.

13.	PARTIAL PAYMENTS

Upon any payment under Clause 11 (other than payment in full against surrender of a Note, Receipt or Coupon) the Note, Receipt or Coupon in respect of which such payment is made shall be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall or shall cause the Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may in any particular case dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

14.	COVENANTS BY THE ISSUER AND THE GUARANTOR

Each of the Issuer and the Guarantor severally covenants with the Trustee that, so long as any of the Notes remains outstanding (or, in the case of paragraphs (h), (i), (m), (n), (p) and (r) so long as any of such Notes or the relative Receipts or Coupons remains liable to prescription or, in the case of paragraph (o), until the expiry of a period of 30 days after the Relevant Date in respect of the payment of principal in respect of all such Notes remaining outstanding at such time) it shall:

(a)	at all times carry on and conduct its affairs and procure its Subsidiaries to carry on and conduct their respective affairs in a proper and efficient manner;

(b)	give or procure to be given to the Trustee such opinions, certificates and information as it shall require and in such form as it shall require (including without limitation the procurement of all such certificates called for by the Trustee pursuant to Clause 16(c)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

(c)	cause to be prepared and certified by its Auditors in respect of each financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the relevant Stock Exchange;

(d)	at all times keep and procure its Subsidiaries to keep proper books of account and allow the Trustee and any person appointed by the Trustee to whom the Issuer or (as the case may be) the Guarantor shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours;

(e)	send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer or the Guarantor) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders together with any of the foregoing, and every document issued or sent to holders of securities other than its shareholders (including the Noteholders) as soon as practicable after the issue or publication thereof;

(f)	forthwith give notice in writing to the Trustee of the coming into existence of any security interest which would require any security to be given to the Notes pursuant to Condition 4 or of the occurrence of any Event of Default or any Potential Event of Default;

(g)	give to the Trustee (i) within seven days after demand by the Trustee therefor and (ii) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial year commencing with the financial year ending 30th April, 2002 and in any event not later than 180 days after the end of each such financial year a certificate signed by two of its Directors to the effect that as at a date not more than seven days before delivering such certificate (the relevant certification date) there did not exist and had not existed since the relevant certification date of the previous certificate (or, in the case of the first such certificate, the date hereof) any Event of Default or any Potential Event of Default (or if such exists or existed specifying the same);

(h)	at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the opinion of the Trustee for the purpose of discharging its functions under, or giving effect to, these presents;

(i)	at all times maintain an Agent and other Paying Agents in accordance with the Conditions;

(j)	use all reasonable endeavours to procure the Agent to notify the Trustee forthwith in the event that it does not, on or before the due date for any payment in respect of the Notes or any of the relative Receipts or Coupons, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the requisite currency of the moneys payable on such due date on all such Notes, Receipts or Coupons, as the case may be;

(k)	in the event of the unconditional payment to the Agent or the Trustee of any sum due in respect of the Notes or any of them or any of the relative Receipts or Coupons being made after the due date for payment thereof forthwith give or procure to be given notice to the relevant Noteholders in accordance with Condition 15 that such payment has been made;

(l)	use all reasonable endeavours to maintain the quotation or listing on the relevant Stock Exchange of those of the Notes which are quoted or listed on the relevant Stock Exchange or, if it is unable to do so having used such endeavours, use all reasonable endeavours to obtain and maintain a quotation or listing of such Notes on such other stock exchange or exchanges or securities market or markets as the Issuer and the Guarantor may (with the prior written approval of the Trustee) decide and also upon obtaining a quotation or listing of such Notes issued by it on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to these presents as the Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(m)	give notice to the Noteholders in accordance with Condition 15 of any appointment, resignation or removal of any Agent, Calculation Agent or other Paying Agent (other than the appointment of the initial Agent, Calculation Agent and other Paying Agents) after having obtained the prior written approval of the Trustee thereto or any change of any Paying Agent’s specified office and (except as provided by the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect; PROVIDED ALWAYS THAT so long as any of the Notes remains outstanding in the case of the termination of the appointment of the Calculation Agent or so long as any of the Notes, Receipts or Coupons remains liable to prescription in the case of the termination of the appointment of the Agent no such termination shall take effect until a new Agent or Calculation Agent (as the case may be) has been appointed on terms previously approved in writing by the Trustee;

(n)	obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the form of every notice given to the Noteholders in accordance with Condition 15 (such approval, unless so expressed, not to constitute approval of any such notice for the purposes of Section 21 of the Financial Services and Markets Act 2000 (the FSMA) of a communication within the meaning of Section 21 of the FSMA);

(o)

if the Issuer or Guarantor shall become subject generally to the taxing jurisdiction of any territory or any political sub-division or any authority therein or thereof having power to tax other than or in addition to the United Kingdom or any political sub-

division or any authority therein or thereof having power to tax, immediately upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental to this Trust Deed, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 9 with the substitution for (or, as the case may be, the addition to) the references therein to the United Kingdom or any political sub-division thereof or any authority therein or thereof having power to tax of references to that other or additional territory or any political sub-division thereof or any authority therein or thereof having power to tax to whose taxing jurisdiction the Issuer or, as the case may be, the Guarantor shall have become subject as aforesaid and Condition 8(b) shall be read and construed accordingly;

(p)	comply with and perform all its obligations under the Agency Agreement and procure that the Agent and the other Paying Agents comply with and perform all their respective obligations thereunder and any notice given by the Trustee pursuant to Clause 2.3(a) and not make any amendment or modification to such Agreement without the prior written approval of the Trustee;

(q)	in order to enable the Trustee to ascertain the nominal amount of the Notes of each Series for the time being outstanding for any of the purposes referred to in the proviso to the definition of “outstanding” in Clause 1, deliver to the Trustee as soon as practicable upon being so requested in writing by the Trustee a certificate in writing signed by two Directors of the Issuer or by two Directors of the Guarantor (as appropriate), setting out the total number and aggregate nominal amount of the Notes of each Series issued which:

(i)	up to and including the date of such certificate have been purchased by the Issuer or the Guarantor, any Subsidiary of the Issuer or the Guarantor, any holding company of the Issuer or the Guarantor or any other Subsidiary of such holding company and cancelled; and

(ii)	are at the date of such certificate held by, for the benefit of, or on behalf of, the Issuer or the Guarantor, any Subsidiary of the Issuer or the Guarantor, any holding company of the Issuer or the Guarantor or any other Subsidiary of such holding company;

(r)	use all reasonable endeavours to procure its Subsidiaries (save for the Issuer, in the case of the Guarantor) to comply with all applicable provisions of Condition 8;

(s)	use all reasonable endeavours to procure that each of the Paying Agents makes available for inspection by Noteholders, Receiptholders and Couponholders at its specified office copies of these presents, the Agency Agreement and the then latest audited balance sheet and profit and loss account (consolidated if applicable) of the Issuer;

(t)	if, in accordance with the provisions of the Conditions, interest in respect of the Notes becomes payable at the specified office of any Paying Agent in the United States of America promptly give notice thereof to the relative Noteholders in accordance with Condition 15;

(u)	in the case of the Issuer only, give prior notice to the Trustee of any proposed redemption pursuant to Condition 8(b) or 8(c) and, if it shall have given notice to the Noteholders of its intention to redeem any Notes pursuant to Condition 8(c), duly proceed to make drawings (if appropriate) and to redeem Notes accordingly;

(v)	promptly provide the Trustee with copies of all supplements and/or amendments and/or restatements of the Programme Agreement;

(w)	upon due surrender in accordance with the Conditions, pay the face value of all Coupons (including Coupons issued in exchange for Talons) appertaining to all Notes purchased by the Issuer or the Guarantor or any Subsidiary of the Issuer or the Guarantor; and

(x)	use all reasonable endeavours to procure that Euroclear and/or Clearstream, Luxembourg issue(s) any certificate or other document requested by the Trustee under Clause 3.5 as soon as practicable after such request.

15.	REMUNERATION AND INDEMNIFICATION OF TRUSTEE

15.1	The Issuer shall pay to the Trustee, by way of remuneration for its services as trustee of these presents, such amount as shall be agreed from time to time by exchange of letters between the Issuer and the Trustee. Such remuneration shall accrue from day to day and be payable (in priority to payments to Noteholders, Receiptholders and Couponholders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Agent or the Trustee PROVIDED THAT if upon due presentation of any Note, Receipt or Coupon or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will be deemed not to have ceased to accrue and will continue to accrue until payment to such Noteholder, Receiptholder or Couponholder is duly made.

15.2	In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer or the Guarantor to undertake duties which the Trustee and the Issuer or, as the case may be, the Guarantor agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them.

15.3	The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under these presents.

15.4	In the event of the Trustee and the Issuer failing to agree:

(a)	(in a case to which sub-clause 15.1 above applies) upon the amount of the remuneration; or

(b)	(in a case to which sub-clause 15.2 above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by a merchant or investment bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant or investment bank being payable by the Issuer) and the determination of any such merchant or investment bank shall be final and binding upon the Trustee and the Issuer.

15.5	The Issuer shall on written request also pay or discharge all Liabilities properly incurred by the Trustee (excluding any liability to Tax imposed on all or part of its income, profits or gains) in relation to the preparation and execution of the exercise of its powers and the performance of its duties under, and in any other manner in relation to, these presents, including but not limited to reasonable travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, these presents.

15.6	All amounts payable pursuant to sub-clause 15.5 above and/or Clause 16(j) shall be payable by the Issuer on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall (if not paid within three days after such demand and the Trustee so requires) carry interest at the rate of three per cent. per annum above the Base Rate from time to time of Lloyds Bank plc from the date specified in such demand, and in all other cases shall (if not paid on the date specified in such demand or, if later, within three days after such demand and, in either case, the Trustee so requires) carry interest at such rate from the date specified in such demand. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

15.7	Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause and Clause 16(j) shall continue in full force and effect in relation to the period during which the Trustee was trustee of these presents notwithstanding such discharge.

15.8	The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Notes any Liabilities incurred under these presents have been incurred or to allocate any such Liabilities between the Notes of any Series.

16.	SUPPLEMENT TO TRUSTEE ACTS

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by these presents. Where there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act. The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:

(a)	The Trustee may in relation to these presents act on the advice or opinion of or any information obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by the Issuer, the Guarantor, the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting.

(b)

Any such advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission or cable and the Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, facsimile transmission or cable although the same shall contain some error or shall not be authentic.

(c)	The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by two of the Directors of the Issuer or two of the Directors of the Guarantor and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

(d)	The Trustee shall be at liberty to hold these presents and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

(e)	The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Notes by the Issuer, the exchange of any Global Note for another Global Note or Definitive Notes or the delivery of any Global Note or Definitive Notes to the person(s) entitled to it or them.

(f)	The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default or any Potential Event of Default has occurred and, until it shall have actual knowledge or express notice pursuant to these presents to the contrary, the Trustee shall be entitled to assume that no Event of Default or Potential Event of Default has occurred and that each of the Issuer and the Guarantor is observing and performing all its obligations under these presents.

(g)	Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the Trustee and the Noteholders, the Receiptholders and Couponholders shall be conclusive and binding on the Noteholders, the Receiptholders and Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise.

(h)	The Trustee shall not be liable to any person by reason of having acted upon any Extraordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of the holders of Notes of all or any Series in respect whereof minutes have been made and signed or any direction or request of the holders of the Notes of all or any Series even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution, (in the case of an Extraordinary Resolution in writing) that not all such holders had signed the Extraordinary Resolution or (in the case of a direction or request) it was not signed by the requisite number of holders) or that for any reason the resolution, direction or request was not valid or binding upon such holders and the relative Receiptholders and Couponholders.

(i)	The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note, Receipt or Coupon purporting to be such and subsequently found to be forged or not authentic.

(j)	Without prejudice to the right of indemnity by law given to trustees, the Issuer and the Guarantor shall severally indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be incurred by it or him in the execution or purported execution of any of its or his trusts, powers, authorities and discretions under these presents or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents or any such appointment.

(k)	Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively.

(l)	The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder, Receiptholder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuer or the Guarantor or any other person in connection with these presents and no Holder, Receiptholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

(m)	Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the Issuer or the Guarantor as relevant and any rate, method and date so agreed shall be binding on the Issuer, the Guarantor, the Noteholders, the Receiptholders and the Couponholders.

(n)	The Trustee may certify whether or not any of the conditions, events and acts set out in paragraphs (ii) and (iii) and (v) to (vii) (both inclusive) of Condition 11 (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of these presents be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the Noteholders and any such certificate shall be conclusive and binding upon the Issuer, the Guarantor, the Noteholders and the Couponholders.

(o)	The Trustee as between itself and the Noteholders, the Receiptholders and the Couponholders may determine all questions and doubts arising in relation to any of the provisions of these presents. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders, the Receiptholders and the Couponholders.

(p)	In connection with the exercise by it of any of its trusts, powers, authorities or discretions under these presents (including, without limitation, any modification,

waiver, authorisation or determination), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders, Receiptholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Noteholders, Receiptholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the Issuer, the Guarantor, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders, Receiptholders or Couponholders except to the extent already provided for in Condition 9 and/or any undertaking given in addition thereto or in substitution therefor under these presents.

(q)	Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual and proper professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of these presents and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

(r)	The Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions under these presents. Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Noteholders think fit. The Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer.

(s)	The Trustee may in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money). Provided that the Trustee shall have exercised reasonable care in the selection of such agent, the Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

(t)

The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto.

(u)	The Trustee may rely on certificates or reports from the Auditors or any other person in accordance with the provisions of these presents whether or not any such certificate or report or engagement letter or other document entered into by the Trustee and the Auditors or such other person connection therewith contains any limit on the liability (monetary or otherwise) of the Auditors or such other person.

17.	TRUSTEE’S LIABILITY

The duty of care contained in Section 1 of the Trustee Act 2000 shall not apply to these presents. However, nothing in these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any liability for breach of trust of which it may be guilty in relation to its duties under these presents.

18.	TRUSTEE CONTRACTING WITH THE ISSUER AND THE GUARANTOR

Neither the Trustee nor any director or officer or holding company, Subsidiary or associated company of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:

(a)	entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or the Guarantor or any person or body corporate associated with the Issuer or the Guarantor (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, bonds, stocks, shares, debenture stock, debentures or other securities of, the Issuer or the Guarantor or any person or body corporate associated as aforesaid); or

(b)	accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer or the Guarantor or any such person or body corporate so associated or any other office of profit under the Issuer or the Guarantor or any such person or body corporate so associated, and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (a) above or, as the case may be, any such trusteeship or office of profit as is referred to in (b) above without regard to the interests of the Noteholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Noteholders and shall not be responsible for any Liability occasioned to the Noteholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

Where any holding company, Subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Noteholders resulting from the Trustee’s failing to take such information into account in acting or refraining from acting under or in relation to these presents.

19.	WAIVER, AUTHORISATION AND DETERMINATION

19.1	The Trustee may without the consent or sanction of the Noteholders, the Receiptholders or the Couponholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby waive or authorise any breach or proposed breach by the Issuer or the Guarantor of any of the covenants or provisions contained in these presents or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this Clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 11 but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Noteholders, the Receiptholders and the Couponholders and, if, but only if, the Trustee shall so require, shall be notified by the Issuer or the Guarantor to the Noteholders in accordance with Condition 15 as soon as practicable thereafter.

MODIFICATION

19.2	The Trustee may without the consent or sanction of the Noteholders, the Receiptholders or the Couponholders at any time and from time to time concur with the Issuer and the Guarantor in making any modification (a) to these presents which in the opinion of the Trustee it may be proper to make PROVIDED THAT the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) to these presents if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest or proven error or to comply with mandatory provisions of law. Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the Issuer or the Guarantor to the Noteholders in accordance with Condition 15 as soon as practicable thereafter.

BREACH

19.3	Any breach of or failure to comply by the Issuer or the Guarantor (as the case may be) with any such terms and conditions as are referred to in sub-clauses 19.1 and 19.2 of this Clause shall constitute a default by the Issuer or the Guarantor (as the case may be) in the performance or observance of a covenant or provision binding on it under or pursuant to these presents.

20.	HOLDER OF DEFINITIVE NOTE ASSUMED TO BE RECEIPTHOLDER AND COUPONHOLDER

20.1	Wherever in these presents the Trustee is required or entitled to exercise a power, trust, authority or discretion under these presents, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Noteholder is the holder of all Receipts and Coupons appertaining to each Definitive Note of which he is the holder.

NO NOTICE TO RECEIPTHOLDERS OR COUPONHOLDERS

20.2	Neither the Trustee nor the Issuer nor the Guarantor shall be required to give any notice to the Receiptholders or Couponholders for any purpose under these presents and the Receiptholders or Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Notes in accordance with Condition 15.

21.	CURRENCY INDEMNITY

Each of the Issuer and the Guarantor shall severally indemnify the Trustee, every Appointee, the Noteholders, the Receiptholders and the Couponholders and keep them indemnified against:

(a)	any Liability incurred by any of them arising from the non-payment by the Issuer or the Guarantor of any amount due to the Trustee or the holders of the Notes and the relative Receiptholders or Couponholders under these presents by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer or, as the case may be, the Guarantor; and

(b)	any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer or the Guarantor and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnities shall constitute obligations of the Issuer or, as the case may be, the Guarantor separate and independent from their other obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Noteholders, the Receiptholders or the Couponholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer or, as the case may be, the Guarantor for a liquidated sum or sums in respect of amounts due under these presents (other than this Clause). Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Noteholders, the Receiptholders and the Couponholders and no proof or evidence of any actual loss shall be required by the Issuer or, as the case may be, the Guarantor or its or their liquidator or liquidators.

22.	NEW TRUSTEE

22.1	The power to appoint a new trustee of these presents shall be vested solely in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents PROVIDED THAT a Trust Corporation shall be included in such majority. Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuer to the Agent and the Noteholders.

SEPARATE AND CO-TRUSTEES

22.2	Notwithstanding the provisions of sub-clause 22.1 above, the Trustee may, upon giving prior notice to the Issuer and the Guarantor (but without the consent of the Issuer, the Guarantor, the Noteholders, Receiptholders or Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(a)	if the Trustee considers such appointment to be in the interests of the Noteholders;

(b)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(c)	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the Issuer or, as the case may be, the Guarantor.

The Issuer irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.

23.	SUBSTITUTION

23.1 (a)

The Trustee may without the consent of the Noteholders, the Receiptholders or the Couponholders at any time agree with the Issuer and the Guarantor to the substitution in place of the Issuer (or of the previous substitute under this Clause) as the principal debtor under these presents of any Subsidiary of the Guarantor or the Issuer (such substituted company being hereinafter called the New Company) provided that a trust deed is executed or some other form of undertaking is given by the New Company in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents as the principal debtor in place of the Issuer (or of the previous substitute under the Clause) and provided further that (except where the New Company is the Guarantor) the Guarantor unconditionally and irrevocably guarantees all amounts payable under these presents to the satisfaction of the Trustee.

(b)	The following further conditions shall apply to 23.1(a) above:

(i)	the Issuer, the Guarantor and the New Company shall comply with such other requirements as the Trustee may direct in the interests of the Noteholders;

(ii)	where the New Company is subject generally to the taxing jurisdiction of a territory other than or in addition to the United Kingdom or any political sub-division or any authority therein or thereof having power to tax, undertakings or covenants shall be given by the New Company in terms corresponding to the provisions of Condition 9 with the substitution for (or, as the case may be, the addition to) the references to the United Kingdom of references to that other or additional territory to whose taxing jurisdiction the New Company is subject and (where applicable) Condition 8(b) shall be read and construed accordingly;

(iii)	without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders; and

(iv)	if two Directors of the New Company (or other officers acceptable to the Trustee) shall certify that the New Company is solvent at the time at which the relevant transaction is proposed to be effected (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of the Issuer or the previous substitute under this Clause as applicable.

23.2	Any such trust deed or undertaking shall, if so expressed, operate to release the Issuer or the previous substitute as aforesaid from all of its obligations as principal debtor under these presents. Not later than 14 days after the execution of such documents and compliance with such requirements, the New Company shall give notice thereof in a form previously approved by the Trustee to the Noteholders in the manner provided in Condition 15. Upon the execution of such documents and compliance with such requirements, the New Company shall be deemed to be named in these presents as the principal debtor in place of the Issuer (or in place of the previous substitute under this Clause) under these presents and these presents shall be deemed to be modified in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in these presents to the Issuer shall, unless the context otherwise requires, be deemed to be or include references to the New Company.

24.	TRUSTEE’S RETIREMENT AND REMOVAL

A trustee of these presents may retire at any time on giving not less than three months’ prior written notice to the Issuer and the Guarantor without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Noteholders may by Extraordinary Resolution remove any trustee or trustees for the time being of these presents.

The Issuer undertakes that in the event of the only trustee of these presents which is a Trust Corporation giving notice under this Clause or being removed by Extraordinary Resolution it will use its best endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed.

25.	TRUSTEE’S POWERS TO BE ADDITIONAL

The powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Notes, Receipts or Coupons.

26.	NOTICES

Any notice or demand to the Issuer, the Guarantor or the Trustee to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas), telex or facsimile transmission or by delivering it by hand as follows:

to the Issuer:	East Putney House
84 Upper Richmond Road
London SW15 2ST

(Attention: Treasury)
(Copy to the Guarantor)
Facsimile No. 020 8877 5104

to the Guarantor:	East Putney House
84 Upper Richmond Road
London SW15 2ST

(Attention: Treasury)
Facsimile No. 020 8877 5104

to the Trustee:	Fifth Floor
100 Wood Street
London EC4M 9QQ

(Attention: the Manager, Trust Management)
Telex No. 888347
Facsimile No. 020 7696 5261

or to such other address, telex or facsimile number as shall have been notified (in accordance with this Clause) to the other party hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served three days in the case of inland post or seven days in the case of overseas post after despatch and any notice or demand sent by telex or facsimile transmission as aforesaid shall be deemed to have been given, made or served 24 hours after the time of despatch PROVIDED THAT in the case of a notice or demand given by telex or facsimile transmission such notice or demand shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by telex or facsimile transmission.

27.	GOVERNING LAW

These presents are governed by, and shall be construed in accordance with, English law.

28.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Trust Deed or any trust deed supplemental hereto has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed or any trust deed supplemental hereto, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

29.	COUNTERPARTS

This Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer, the Guarantor and the Trustee and delivered on the date first stated on page 1.

SCHEDULE 1

TERMS AND CONDITIONS OF THE NOTES

[To be copied from Final Offering Circular]

TERMS AND CONDITIONS OF THE NOTES

The following are the Terms and Conditions of the Notes which will be incorporated by reference into each Global Note (as defined below) and each definitive Note, in the latter case only if permitted by the relevant stock exchange or other relevant authority (if any) and agreed by the Issuer and the relevant Dealer at the time of issue but, if not so permitted and agreed, such definitive Note will have endorsed thereon or attached thereto such Terms and Conditions. The applicable Pricing Supplement in relation to any Tranche of Notes may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Notes. The applicable Pricing Supplement (or the relevant provisions thereof) will be endorsed upon, or attached to, each Global Note and definitive Note. Reference should be made to “Form of the Notes” for a description of the content of Pricing Supplements which will specify which of such terms are to apply in relation to the relevant Notes.

This Note is one of a Series (as defined below) of Notes issued by Tomkins Finance plc (the “Issuer”) constituted by a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, most recently by the third supplemental trust deed dated 28th August, 2003 made between the Issuer, Tomkins plc (the “Guarantor”) as guarantor and the Trustee (as defined below), the “Trust Deed”) dated 26th October, 2001 made between Tomkins plc as issuer and The Law Debenture Trust Corporation p.l.c. (the “Trustee” which expression shall include any successor as trustee).

References herein to the “Notes” shall be references to the Notes of this Series and shall mean:

(i)	in relation to any Notes represented by a global Note (a “Global Note”), units of the lowest Specified Denomination in the Specified Currency;

(ii)	any Global Note; and

(iii)	any definitive Notes issued in exchange for a Global Note.

The Notes, the Receipts (as defined below) and the Coupons (as defined below) have the benefit of an Agency Agreement (such Agency Agreement as amended and/or supplemented and/or restated from time to time, the “Agency Agreement”) dated 28th August, 2003 and made between the Issuer, the Guarantor, the Trustee, The Bank of New York, London Branch as issuing and principal paying agent and agent bank (the “Agent”, which expression shall include any successor agent) and the other paying agents named therein (together with the Agent, the “Paying Agents”, which expression shall include any additional or successor paying agents).

Interest bearing definitive Notes have interest coupons (“Coupons”) and, if indicated in the applicable Pricing Supplement, talons for further Coupons (“Talons”) attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Definitive Notes repayable in instalments have receipts (“Receipts”) for the payment of the instalments of principal (other than the final instalment) attached on issue. Global Notes do not have Receipts, Coupons or Talons attached on issue.

The Pricing Supplement for this Note (or the relevant provisions thereof) is attached to or endorsed on this Note and supplements these Terms and Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Terms and Conditions, replace or modify these Terms and Conditions for the purposes of this Note. References to the “applicable Pricing Supplement” are to the Pricing Supplement (or the relevant provisions thereof) attached to or endorsed on this Note.

The Trustee acts for the benefit of the holders for the time being of the Notes, the holders of the Receipts and the holders of the Coupons, in accordance with the provisions of the Trust Deed. Any reference to “Noteholders” or “holders” in relation to any Notes shall mean the holders of the Notes and shall, in relation to any Notes represented by a Global Note, be construed as provided below. Any reference herein to “Receiptholders” shall mean the holders of the Receipts and any reference herein to “Couponholders” shall mean the holders of the Coupons and shall, unless the context otherwise requires, include the holders of the Talons.

As used herein, “Tranche” means Notes which are identical in all respects (including as to listing) and “Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.

Copies of the Trust Deed and the Agency Agreement are available for inspection during normal business hours at the registered office for the time being of the Trustee (being, at 28th August, 2003, Fifth Floor, 100

Wood Street, London EC2V 7EX) and at the specified office of the Agent and the other Paying Agents. Copies of the applicable Pricing Supplement are obtainable during normal business hours at the specified office of each of the Paying Agents save that, if this Note is an unlisted Note of any Series, the applicable Pricing Supplement will only be obtainable by a Noteholder holding one or more unlisted Notes of that Series and such Noteholder must produce evidence satisfactory to the Issuer or, as the case may be, the Guarantor and the Trustee or, as the case may be, the relevant Paying Agent as to its holding of such Notes and identity. The Noteholders, the Receiptholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Trust Deed, the Agency Agreement, the Deed Poll and the applicable Pricing Supplement which are applicable to them. The statements in these Terms and Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed and the Agency Agreement.

Words and expressions defined in the Trust Deed, the Agency Agreement or used in the applicable Pricing Supplement shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Trust Deed and the Agency Agreement, the Trust Deed will prevail and, in the event of inconsistency between the Trust Deed or the Agency Agreement and the applicable Pricing Supplement, the applicable Pricing Supplement will prevail.

1	FORM, DENOMINATION AND TITLE

The Notes are in bearer form and, in the case of definitive Notes, serially numbered, in the Specified Currency and the Specified Denomination(s). Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination.

This Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note, a Dual Currency Interest Note or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Pricing Supplement.

This Note may be an Index Linked Redemption Note, an Instalment Note, a Dual Currency Redemption Note, a Partly Paid Note or a combination of any of the foregoing, depending upon the Redemption/Payment Basis shown in the applicable Pricing Supplement.

Definitive Notes are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to Coupons and Couponholders in these Terms and Conditions are not applicable.

Subject as set out below, title to the Notes, Receipts and Coupons will pass by delivery. The Issuer, the Guarantor, the Trustee and the Paying Agents will (except as otherwise required by law) deem and treat the bearer of any Note, Receipt or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Note, without prejudice to the provisions set out in the next succeeding paragraph.

For so long as any of the Notes is represented by a Global Note held on behalf of Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor, the Trustee and the Paying Agents as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the bearer of the relevant Global Note shall be treated by the Issuer, the Guarantor, the Trustee and any Paying Agent as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly. In determining whether a particular person is entitled to a particular nominal amount of Notes as aforesaid, the Trustee may rely on such evidence and/or information and/or certification as it shall, in its absolute discretion, think fit and, if it does so rely, such evidence and/or information and/or certification shall, in the absence of manifest error, be conclusive and binding on all concerned.

Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear and Clearstream, Luxembourg, as the case may be. References to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system specified in the applicable Pricing Supplement or as may otherwise be approved by the Issuer, the Agent and the Trustee.

2	GUARANTEE

The payment of principal and interest in respect of the Notes and all other moneys payable by the Issuer under or pursuant to the Trust Deed has been unconditionally and irrevocably guaranteed by the Guarantor in the Trust Deed (the “Guarantee”). The obligations of the Guarantor under the Guarantee are direct, unconditional, unsubordinated and (subject to the provisions of Condition 4) unsecured obligations of the Guarantor and (save as aforesaid and for certain obligations required to be preferred by law) rank equally with all other unsecured obligations (other than subordinated obligations, if any) of the Guarantor, from time to time outstanding.

3	STATUS OF THE NOTES

The Notes and any relative Receipts and Coupons are direct, unconditional, unsubordinated and (subject to the provisions of Condition 4) unsecured obligations of the Issuer and rank pari passu among themselves and (save as aforesaid and for certain obligations required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Issuer, from time to time outstanding.

4	NEGATIVE PLEDGE

So long as any of the Notes remains outstanding, neither the Issuer nor the Guarantor will, and the Guarantor will ensure that each of its Subsidiaries (save for the Issuer) will not, secure any existing or future Debt Obligations or guarantees of Debt Obligations by means of a mortgage, pledge, lien or other security upon, or with respect to, any of its present or future undertaking, revenues or assets (including any uncalled capital) unless all amounts payable by the Issuer under the Notes, the Receipts, the Coupons and the Trust Deed and/or the Guarantor under the Trust Deed (as the case may be) are secured equally and rateably to the satisfaction of the Trustee by the same mortgage, pledge, lien or other security or such other security interest or other arrangement (whether or not including the giving of a security interest) is provided either (a) as the Trustee shall in its absolute discretion deem not materially less beneficial to the interests of the Noteholders or (b) as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders.

In these Conditions, the following expressions have the following meanings:

“Debt Obligations” means any indebtedness which is in the form of or represented by notes, bonds or other securities which are, or are intended to be, quoted, listed or dealt in or on any stock exchange or over-the-counter market; and

“Subsidiary” has the meaning given to that term in Section 736 of the Companies Act 1985.

5	REDENOMINATION

(a)	Redenomination

Where redenomination is specified in the applicable Pricing Supplement as being applicable, the Issuer may, without the consent of the Noteholders, the Receiptholders and the Couponholders, on giving prior notice to the Trustee, the Agent, Euroclear and Clearstream, Luxembourg and at least 30 days’ prior notice to the Noteholders in accordance with Condition 15, elect that, with effect from the Redenomination Date specified in the notice, the Notes shall be redenominated in euro.

The election will have effect as follows:

(i)

the Notes and the Receipts shall be deemed to be redenominated into euro in the denomination of euro 0.01 with a principal amount for each Note and Receipt equal to the principal amount of that Note or Receipt in the Specified Currency, converted into euro at the Established Rate, provided that, if the Issuer determines, with the agreement of the Agent and with the prior written approval of the Trustee, that the then market practice in respect of the redenomination into euro of internationally offered securities is different from the provisions specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the Issuer shall promptly notify the Noteholders, the stock exchange (if any) on which the Notes may be listed and the Paying Agents of such deemed amendments;

(ii)	save to the extent that an Exchange Notice has been given in accordance with paragraph (iv) below, the amount of interest due in respect of the Notes will be calculated by reference to the aggregate principal amount of Notes presented (or, as the case may be, in respect of which Coupons are presented) for payment by the relevant holder and the amount of such payment shall be rounded down to the nearest euro 0.01;

(iii)	if definitive Notes are required to be issued after the Redenomination Date, they shall be issued at the expense of the Issuer in the denominations of euro 1,000, euro 10,000, euro 100,000 and (but only to the extent of any remaining amounts less than euro 1,000 or such smaller denominations as the Agent and the Trustee may approve) euro 0.01 and such other denominations as the Agent shall determine and notify to the Noteholders;

(iv)	if issued prior to the Redenomination Date, all unmatured Coupons denominated in the Specified Currency (whether or not attached to the Notes) will become void with effect from the date on which the Issuer gives notice (the “Exchange Notice”) that replacement euro-denominated Notes, Receipts and Coupons are available for exchange (provided that such securities are so available) and no payments will be made in respect of them. The payment obligations contained in any Notes and Receipts so issued will also become void on that date although those Notes and Receipts will continue to constitute valid exchange obligations of the Issuer. New euro-denominated Notes, Receipts and Coupons will be issued in exchange for Notes, Receipts and Coupons denominated in the Specified Currency in such manner as the Agent may specify and as shall be notified to the Noteholders in the Exchange Notice. No Exchange Notice may be given less than 15 days prior to any date for payment of principal or interest on the Notes;

(v)	after the Redenomination Date, all payments in respect of the Notes, the Receipts and the Coupons, other than payments of interest in respect of periods commencing before the Redenomination Date, will be made solely in euro as though references in the Notes to the Specified Currency were to euro. Payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque;

(vi)	if the Notes are Fixed Rate Notes and interest for any period ending on or after the Redenomination Date is required to be calculated for a period ending other than on an Interest Payment Date, it will be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention; and

(vii)	if the Notes are Floating Rate Notes, the applicable Pricing Supplement will specify any relevant changes to the provisions relating to interest.

(b)	Definitions

In these Conditions, the following expressions have the following meanings:

“Established Rate” means the rate for the conversion of the Specified Currency (including compliance with rules relating to roundings in accordance with applicable European Community regulations) into euro established by the Council of the European Union pursuant to Article 123 of the Treaty;

“euro” means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty;

“Redenomination Date” means (in the case of interest bearing Notes) any date for payment of interest under the Notes or (in the case of Zero Coupon Notes) any date, in each case specified by the Issuer in the notice given to the Noteholders pursuant to paragraph (a) above and which falls on or after the date on which the country of the Specified Currency first participates in the third stage of European economic and monetary union; and

“Treaty” means the Treaty establishing the European Community, as amended.

6	INTEREST

(a)	Interest on Fixed Rate Notes

Each Fixed Rate Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrear on the Interest Payment Date(s) in each year up to (and including) the Maturity Date.

Except as provided in the applicable Pricing Supplement, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Pricing Supplement, amount to the Broken Amount so specified.

As used in these Conditions, “Fixed Interest Period” means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

If interest is required to be calculated for a period other than a Fixed Interest Period, such interest shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

“Day Count Fraction” means, in respect of the calculation of an amount of interest, in accordance with this Condition 6(a):

(i)	if “Actual/Actual (ISMA)” is specified in the applicable Pricing Supplement:

(a)	in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the applicable Pricing Supplement) that would occur in one calendar year; or

(b)	in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(1)	the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(2)	the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(ii)	if “30/360” is specified in the applicable Pricing Supplement, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360.

In these Conditions, the following expressions have the following meanings:

“Determination Period” means each period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and

“sub-unit” means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, one cent.

(b)	Interest on Floating Rate Notes and Index Linked Interest Notes

(i)	Interest Payment Dates

Each Floating Rate Note and Index Linked Interest Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

(A)	the Specified Interest Payment Date(s) in each year specified in the applicable Pricing Supplement; or

(B)	if no Specified Interest Payment Date(s) is/are specified in the applicable Pricing Supplement, each date (each such date, together with each Specified Interest Payment Date, an “Interest Payment Date”) which falls the number of months or other period specified as the Specified Period in the applicable Pricing Supplement after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period (which expression shall, in these Terms and Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date).

If a Business Day Convention is specified in the applicable Pricing Supplement and (x) if there is no numerically corresponding day on the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(1)	in any case where Specified Periods are specified in accordance with Condition 6(b)(i)(B) above, the Floating Rate Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (B) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred; or

(2)	the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(3)	the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(4)	the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

In these Conditions, “Business Day” means a day which is both:

(A)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and any Additional Business Centre specified in the applicable Pricing Supplement; and

(B)	either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than London and any Additional Business Centre and which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively) or (2) in relation to any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System (the “TARGET System”) is open.

(ii)	Rate of Interest

The Rate of Interest payable from time to time in respect of Floating Rate Notes and Index Linked Interest Notes will be determined in the manner specified in the applicable Pricing Supplement.

(A)	ISDA Determination for Floating Rate Notes

Where ISDA Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any). For the purposes of this sub-paragraph (A), “ISDA Rate” for an Interest Period means a rate equal to the Floating Rate that would be determined by the Agent under an interest rate swap transaction if the Agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. and as amended and updated as at the Issue Date of the first Tranche of the Notes (the “ISDA Definitions”) and under which:

(1)	the Floating Rate Option is as specified in the applicable Pricing Supplement;

(2)	the Designated Maturity is a period specified in the applicable Pricing Supplement; and

(3)	the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate (“LIBOR”) or on the Euro-zone inter-bank offered rate (“EURIBOR”), the first day of that Interest Period or (ii) in any other case, as specified in the applicable Pricing Supplement.

For the purposes of this sub-paragraph (A), “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions.

(B)	Screen Rate Determination for Floating Rate Notes

Where Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(1) the offered quotation; or

(2) the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date in question plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any), all as determined by the Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

The Agency Agreement contains provisions for determining the Rate of Interest in the event that the Relevant Screen Page is not available or if, in the case of (1) above, no such offered quotation appears or, in the case of (2) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph.

If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Pricing Supplement as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Pricing Supplement.

(iii)	Minimum Rate of Interest and/or Maximum Rate of Interest

If the applicable Pricing Supplement specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.

If the applicable Pricing Supplement specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

(iv)	Determination of Rate of Interest and calculation of Interest Amounts

The Agent, in the case of Floating Rate Notes, and the Calculation Agent, in the case of Index Linked Interest Notes, will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period. In the case of Index Linked Interest Notes, the Calculation Agent will notify the Agent of the Rate of Interest for the relevant Interest Period as soon as practicable after calculating the same.

The Agent will calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Notes or Index Linked Interest Notes in respect of each Specified Denomination for the relevant Interest Period. Each Interest Amount shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

“Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this Condition 6:

(i)	if “Actual/365” or “Actual/Actual” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(ii)	if “Actual/365 (Fixed)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365;

(iii)	if “Actual/365 (Sterling)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(iv)	if “Actual/360” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 360;

(v)	if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day of the Interest Period is the 31st day of a month but the first day of the Interest Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the Interest Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

(vi)	if “30E/360” or “Eurobond Basis” is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Interest Period unless, in the case of the final Interest Period, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

(v)	Notification of Rate of Interest and Interest Amounts

The Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer, the Trustee and any stock exchange or other relevant authority on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed or by which they have been admitted to listing and notice thereof to be published in accordance with Condition 15 as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each stock exchange or other relevant authority on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed or by which they have been admitted to listing and to the Noteholders in accordance with Condition 15. For the purposes of this paragraph, the expression “London Business Day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for general business in London.

(vi)	Determination or Calculation by Trustee

If for any reason the Agent or, as the case may be, the Calculation Agent at any time after the Issue Date defaults in its obligation to determine the Rate of Interest or the Agent defaults in its obligation to calculate any Interest Amount in accordance with sub-paragraphs (ii) and (iv) above, the Trustee shall, if practicable in the circumstances, determine the Rate of Interest and/or Interest Amount in accordance with the said sub-paragraphs. If the Trustee is not so able to determine the Rate of Interest and/or Interest Amount, the Trustee shall determine the Rate of Interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this Condition, but subject always to any Minimum Rate of Interest or Maximum Rate of Interest specified in the applicable Pricing Supplement), it shall deem fair and reasonable in all the circumstances or, as the case may be, the Trustee shall calculate the Interest Amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the Agent or the Calculation Agent, as applicable.

(vii)	Certificates to be final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 6(b), the Calculation Agent, shall (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Guarantor, the Agent, the Calculation Agent (if applicable), the other Paying Agents and all Noteholders, Receiptholders and Couponholders and (in the absence as aforesaid) no liability to the Issuer, the Guarantor, the Noteholders, the Receiptholders or the Couponholders shall attach to the Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions and no liability to the Noteholders, the Receiptholders or the Couponholders shall attach to the Agent or the Calculation Agent (if applicable) in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(c)	Interest on Dual Currency Interest Notes

The rate or amount of interest payable in respect of Dual Currency Interest Notes shall be determined in the manner specified in the applicable Pricing Supplement.

(d)	Interest on Partly Paid Note

In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid-up nominal amount of such Notes and otherwise as specified in the applicable Pricing Supplement.

(e)	Accrual of interest

Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue as provided in the Trust Deed.

7	PAYMENTS

(a)	Method of payment

Subject as provided below:

(i)	payments in a Specified Currency other than euro will be made by credit or transfer to an account in the relevant Specified Currency (which, in the case of a payment in Japanese yen to a non-resident of Japan, shall be a non-resident account) maintained by the payee with, or, at the option of the payee, by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively); and

(ii)	payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque.

Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 9.

(b)	Presentation of definitive Notes, Receipts and Coupons

Payments of principal in respect of definitive Notes will (subject as provided below) be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of definitive Notes, and payments of interest in respect of definitive Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction)).

Payments of instalments of principal (if any) in respect of definitive Notes, other than the final instalment, will (subject as provided below) be made in the manner provided in paragraph (a) above against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Receipt in accordance with the preceding paragraph. Payment of the final instalment will be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Note in accordance with the preceding paragraph. Each Receipt must be presented for payment of the relevant instalment together with the definitive Note to which it appertains. Receipts presented without the definitive Note to which they appertain do not constitute valid obligations of the Issuer. Upon the date on which any definitive Note becomes due and repayable, unmatured Receipts (if any) relating thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.

Fixed Rate Notes in definitive form (other than Dual Currency Notes, Index Linked Notes or Long Maturity Notes (as defined below)) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 9) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 10) or, if later, five years from the date on which such Coupon would otherwise have become due, but in no event thereafter.

Upon any Fixed Rate Note in definitive form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

Upon the date on which any Floating Rate Note, Dual Currency Note, Index Linked Note or Long Maturity Note in definitive form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof.

For the purposes of these Conditions, a “Long Maturity Note” is a Fixed Rate Note (other than a Fixed Rate Note which on issue had a Talon attached) whose nominal amount on issue is less than the aggregate interest payable thereon provided that such Note shall cease to be a Long Maturity Note on the Interest Payment Date on which the aggregate amount of interest remaining to be paid after that date is less than the nominal amount of such Note.

If the due date for redemption of any definitive Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Note.

(c)	Payments in respect of Global Notes

Payments of principal and interest (if any) in respect of Notes represented by any Global Note will (subject as provided below) be made in the manner specified above in relation to definitive Notes and otherwise in the manner specified in the relevant Global Note against presentation or surrender, as the case may be, of such Global Note at the specified office of any Paying Agent outside the United States. A record of each payment made against presentation or surrender of any Global Note, distinguishing between any payment of principal and any payment of interest, will be made on such Global Note by the Paying Agent to which it was presented and such record shall be prima facie evidence that the payment in question has been made.

(d)	General provisions applicable to payments

The holder of a Global Note shall be the only person entitled to receive payments in respect of Notes represented by such Global Note and the Issuer or, as the case may be, the Guarantor will be discharged by payment to, or to the order of, the holder of such Global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular nominal amount of Notes represented by such Global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer or, as the case may be, the Guarantor to, or to the order of, the holder of such Global Note.

Notwithstanding the foregoing provisions of this Condition, if any amount of principal and/or interest in respect of Notes is payable in U.S. dollars, such U.S. dollar payments of principal and/or interest in respect of such Notes will be made at the specified office of a Paying Agent in the United States if:

(i)	the Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest on the Notes in the manner provided above when due;

(ii)	payment of the full amount of such principal and interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars; and

(iii)	such payment is then permitted under United States law without involving, in the opinion of the Issuer and the Guarantor, adverse tax consequences to the Issuer or the Guarantor.

(e)	Payment Day

If the date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, “Payment Day” means any day which (subject to Condition 10) is:

(i)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

(A)	the relevant place of presentation;

(B)	London;

(C)	any Additional Financial Centre specified in the applicable Pricing Supplement; and

(ii)	either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than the place of presentation, London and any Additional Financial Centre and which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively) or (2) in relation to any sum payable in euro, a day on which the TARGET System is open.

(f)	Interpretation of principal and interest

Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(i)	any additional amounts which may be payable with respect to principal under Condition 9 or under any undertaking given in addition thereto or in substitution therefor pursuant to the Trust Deed;

(ii)	the Final Redemption Amount of the Notes;

(iii)	the Early Redemption Amount of the Notes;

(iv)	the Optional Redemption Amount(s) (if any) of the Notes;

(v)	in relation to Notes redeemable in instalments, the Instalment Amounts;

(vi)	in relation to Zero Coupon Notes, the Amortised Face Amount (as defined in Condition 8(e)); and

(vii)	any premium and any other amounts (other than interest) which may be payable by the Issuer under or in respect of the Notes.

Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 9 or under any undertaking given in addition thereto or in substitution therefor pursuant to the Trust Deed.

8	REDEMPTION AND PURCHASE

(a)	Redemption at maturity

Unless previously redeemed or purchased and in each case cancelled as specified below, each Note (including each Index Linked Redemption Note and Dual Currency Redemption Note) will be redeemed by the Issuer at its Final Redemption Amount specified in, or determined in the manner specified in, the applicable Pricing Supplement in the relevant Specified Currency on the Maturity Date.

(b)	Redemption for tax reasons

This Note may be redeemed at the option of the Issuer in whole, but not in part, at any time (if this Note is neither a Floating Rate Note, an Index Linked Interest Note nor a Dual Currency Interest Note) or on any Interest Payment Date (if this Note is either a Floating Rate Note, an Index Linked Interest Note or a Dual Currency Interest Note), on giving not less than 30 nor more than 60 days’ notice to the Trustee and the Agent and, in accordance with Condition 15, the Noteholders (which notice shall be irrevocable), if immediately prior to the giving of such notice the Issuer satisfies the Trustee that:

(i)	on the occasion of the next payment due under the Notes, the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 9 or the Guarantor would be unable for reasons outside its control to procure payment by the Issuer and in making payment itself would be required to pay such additional amounts, in each case as a result of any change in, or amendment to, the laws or regulations of a Tax Jurisdiction (as defined in Condition 9) or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes; and

(ii)	such obligation cannot be avoided by the Issuer or, as the case may be, the Guarantor taking reasonable measures available to it,

provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, the Guarantor would be obliged to pay such additional amounts were a payment in respect of the Notes then due.

Prior to the publication of any notice of redemption pursuant to this Condition, the Issuer shall deliver to the Trustee a certificate signed by two Directors of the Issuer or, as the case may be, two Directors of the Guarantor stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and an opinion of independent legal advisers of recognised standing to the effect that the Issuer or, as the case may be, the Guarantor has or will become obliged to pay such additional amounts as a result of such change or amendment and the Trustee shall be entitled to accept the certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent set out above, in which event it shall be conclusive and binding on the Noteholders, the Receiptholders and the Couponholders.

Notes redeemed pursuant to this Condition 8(b) will be redeemed at their Early Redemption Amount referred to in paragraph (e) below together (if appropriate) with interest accrued to (but excluding) the date of redemption.

(c)	Redemption at the option of the Issuer (Issuer Call)

If Issuer Call is specified in the applicable Pricing Supplement, the Issuer may, having given:

(i)	not less than 15 nor more than 30 days’ notice to the Noteholders in accordance with Condition 15; and

(ii)	not less than 15 days before the giving of the notice referred to in (i), notice to the Trustee and to the Agent;

(which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Pricing Supplement together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any such redemption must be of a nominal amount not less than the Minimum Redemption Amount and not more than the Maximum Redemption Amount, in each case as may be specified in the applicable Pricing Supplement. In the case of a partial redemption of Notes, the Notes to be redeemed (“Redeemed Notes”) will be selected individually by lot, in the case of Redeemed Notes represented by definitive Notes, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg, in the case of Redeemed Notes represented by a Global Note, not more than 30 days prior to the date fixed for redemption (such date of selection being hereinafter called the “Selection Date”). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 15 not less than 15 days prior to the date fixed for redemption. The aggregate nominal amount of Redeemed Notes represented by definitive Notes shall bear the same proportion to the aggregate nominal amount of all Redeemed Notes as the aggregate nominal amount of definitive Notes outstanding bears to the aggregate nominal amount of the Notes outstanding, in each case on the Selection Date, provided that, such first mentioned nominal amount shall, if necessary, be rounded downwards to the nearest integral multiple of the Specified Denomination, and the aggregate nominal amount of Redeemed Notes represented by a Global Note shall be equal to the balance of the Redeemed Notes. No exchange of the relevant Global Note will be permitted during the period from (and including) the Selection Date to (and including) the date fixed for redemption pursuant to this paragraph (c) and notice to that effect shall be given by the Issuer to the Noteholders in accordance with Condition 15 at least five days prior to the Selection Date.

(d)	Redemption at the option of the Noteholders (Investor Put)

If Investor Put is specified in the applicable Pricing Supplement, upon the holder of any Note giving to the Issuer in accordance with Condition 15 not less than 15 nor more than 30 days’ notice the Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Pricing Supplement, such Note on the Optional Redemption Date and at the Optional Redemption Amount together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date.

To exercise the right to require redemption of this Note the holder of this Note must deliver at the specified office of any Paying Agent at any time during normal business hours of such Paying Agent falling within the notice period, a duly completed and signed notice of exercise (which shall be irrevocable) in the form (for the time being current) obtainable from any specified office of any Paying Agent (a “Put Notice”) and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition 8. If this Note is in definitive form, the Put Notice must be accompanied by this Note or evidence satisfactory to the Paying Agent concerned that this Note will, following delivery of the Put Notice, be held to its order or under its control.

(e)	Early Redemption Amounts

For the purpose of paragraph (b) above and Condition 11, each Note will be redeemed at its Early Redemption Amount calculated as follows:

(i)	in the case of a Note with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof;

(ii)	in the case of a Note (other than a Zero Coupon Note but including an Instalment Note and a Partly Paid Note) with a Final Redemption Amount which is or may be less or greater than the Issue Price or which is payable in a Specified Currency other than that in which the Note is denominated, at the amount specified in, or determined in the manner specified in, the applicable Pricing Supplement or, if no such amount or manner is so specified in the applicable Pricing Supplement, at its nominal amount; or

(iii)	in the case of a Zero Coupon Note, at an amount (the “Amortised Face Amount”) calculated in accordance with the following formula:

Early Redemption Amount = RP x (1 + AY)y

where:

“RP” means the Reference Price; and

“AY” means the Accrual Yield expressed as a decimal;

“y” is a fraction the numerator of which is equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator of which is 360, or on such other calculation basis as may be specified in the applicable Pricing Supplement.

(f)	Instalments

Instalment Notes will be redeemed in the Instalment Amounts and on the Instalment Dates. In the case of early redemption, the Early Redemption Amount will be determined pursuant to paragraph (e) above.

(g)	Partly Paid Notes

Partly Paid Notes will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the applicable Pricing Supplement.

(h)	Purchases

The Issuer, the Guarantor or any Subsidiary of the Issuer or the Guarantor may at any time purchase Notes (provided that, in the case of definitive Notes, all unmatured Receipts, Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise. If purchases are made by tender, tenders must be available to all Noteholders alike. All Notes so purchased will be surrendered to a Paying Agent for cancellation.

(i)	Cancellation

All Notes which are redeemed will forthwith be cancelled (together with all unmatured Receipts, Coupons and Talons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and the Notes purchased and cancelled pursuant to paragraph (h) above (together with all unmatured Receipts, Coupons and Talons cancelled therewith) shall be forwarded to the Agent and cannot be reissued or resold.

(j)	Late payment on Zero Coupon Notes

If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (a), (b), (c) or (d) above or upon its becoming due and repayable as provided in Condition 11 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in paragraph (e)(iii)

above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:

(i)	the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(ii)	five days after the date on which the full amount of the moneys payable in respect of such Zero Coupon Notes has been received by the Agent or the Trustee and notice to that effect has been given to the Noteholders in accordance with Condition 15.

9	TAXATION

All payments of principal and interest in respect of the Notes, Receipts and Coupons by the Issuer or the Guarantor will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of any Tax Jurisdiction unless such withholding or deduction is required by law. In such event, the Issuer or, as the case may be, the Guarantor will pay such additional amounts as shall be necessary in order that the net amounts received by the holders of the Notes, Receipts or Coupons after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes, Receipts or Coupons, as the case may be, in the absence of such withholding or deduction; except that no such additional amounts shall be payable with respect to any Note, Receipt or Coupon:

(a)	presented for payment in the United Kingdom; or

(b)	presented for payment by or on behalf of a holder who is liable for such taxes or duties in respect of such Note, Receipt or Coupon by reason of his having some connection with a Tax Jurisdiction other than the mere holding of such Note, Receipt or Coupon; or

(c)	presented for payment by, or by a third party on behalf of, a holder who would not be liable to such withholding or deduction if such holder had made a declaration of non-residence or similar claim for exemption to any authority or in any Tax Jurisdiction; or

(d)	presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to an additional amount on presenting the same for payment on such thirtieth day assuming that day to have been a Payment Day (as defined in Condition 7(e)); or

(e)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26th-27th November, 2000; or

(f)	presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note, Receipt or Coupon to another Paying Agent in a Member State of the European Union.

In these Conditions, the following expressions shall have the following meanings:

(i)	“Tax Jurisdiction” means the United Kingdom or any political subdivision or any authority thereof or therein having power to tax; and

(ii)	the “Relevant Date” means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Agent or the Trustee, as the case may be, on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 15.

10	PRESCRIPTION

The Notes, Receipts and Coupons will become void unless presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in Condition 9) therefor.

There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 7(b) or any Talon which would be void pursuant to Condition 7(b).

11	EVENTS OF DEFAULT

The Trustee at its discretion may, and if so requested in writing by the holders of at least one-fifth in nominal amount of the Notes then outstanding if so directed by an Extraordinary Resolution shall (subject in each case to being indemnified to its satisfaction), give notice to the Issuer that each Note is, and each Note shall thereupon forthwith become, immediately due and repayable at its Early Redemption Amount (as described in Condition 8(e)), together with accrued interest as provided in the Trust Deed, if any one or more of the following events (each an “Event of Default”) shall occur and be continuing:

(i)	if default is made in the payment of any principal or interest due in respect of the Notes or any of them and the default continues for a period of 7 days in the case of principal and 14 days in the case of interest; or

(ii)	if the Issuer or the Guarantor fails to perform or observe any of its other obligations under the Trust Deed and these Conditions and (except in any case where, in the opinion of the Trustee, the failure is incapable of remedy when no such continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 30 days next following the service by the Trustee on the Issuer or the Guarantor (as the case may be) of notice requiring the same to be remedied; or

(iii)	if: (i) any indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any notes, bonds, debentures, debenture stock, loan stock or other securities or any borrowed money or any liability under or in respect of any acceptance or acceptance credit in any such case in an aggregate amount of £10,000,000 (or its equivalent in any other currency or currencies) (“Indebtedness for Borrowed Money”) of the Issuer or the Guarantor or any Material Subsidiary is declared due and repayable prematurely by reason of an event of default (however described); (ii) the Issuer, the Guarantor or any Material Subsidiary fails to make any payment in respect of any Indebtedness for Borrowed Money on the due date for payment or within any applicable grace period as originally provided; (iii) any security given by the Issuer, the Guarantor or any Material Subsidiary for any Indebtedness for Borrowed Money becomes enforceable; or (iv) default is made by the Issuer, the Guarantor or any Material Subsidiary in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness for Borrowed Money of any other person; or

(iv)	if any order is made by any competent court or resolution passed for the winding up or dissolution of the Issuer, the Guarantor or any Material Subsidiary, save, in the case of the Issuer or the Guarantor or a Material Subsidiary, for the purposes of a reorganisation of a members’ solvent voluntary winding-up on terms approved by the Trustee; or

(v)	if the Issuer, the Guarantor or any Material Subsidiary ceases or threatens to cease to carry on the whole or a substantial part of its business, save for the purposes of reorganisation on terms approved by the Trustee, or the Issuer, the Guarantor or any Material Subsidiary stops or threatens to stop payment of, or is unable to, or admits inability to, pay its debts (or any class of its debts) as they fall due, or is deemed unable to pay its debts within the meaning of section 123(2) of the Insolvency Act 1986; or

(vi)	if (A) proceedings are initiated against the Issuer, the Guarantor or any Material Subsidiary under any applicable liquidation, insolvency, composition, reorganisation or other similar laws, or an application is made for the appointment of an administrative or other receiver, manager, administrator or other similar official, or an administrative or other receiver, manager, administrator or other similar official is appointed, in relation to the Issuer, the Guarantor or any Material Subsidiary or, as the case may be, in relation to the whole or a substantial part of the undertaking or assets of any of them, or an encumbrancer takes possession of the whole or a substantial part of the undertaking or assets of any of them, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or a substantial part of the undertaking or assets of any of them and (B) in any case (other than the appointment of an administrator) is not discharged within 30 days; or

(vii)

if the Issuer, the Guarantor or any Material Subsidiary initiates or consents to judicial proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or makes a conveyance or assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally (or any class of its creditors) or any meeting is convened to consider a proposal for an arrangement or composition with its creditors generally (or any class of its creditors); or

(viii)	if the Guarantee ceases to be, or is claimed by the Issuer or the Guarantor not to be, in full force or effect,

provided, in the case of any Event of Default other than those described in paragraphs (i), (iii) and (iv) above, that the Trustee shall have certified to the Issuer and the Guarantor that the Event of Default is, in its opinion, materially prejudicial to the interests of the Noteholders. Such certificate shall be binding on the Issuer, the Guarantor, the Noteholders, the Receiptholders and the Couponholders.

For the purposes of these Conditions, “Material Subsidiary” means, at any time, any Subsidiary of the Guarantor (excluding the Issuer):

(a)	whose total assets (consolidated in the case of a Subsidiary which itself has a Subsidiary) represent not less than 15 per cent. of the total assets of the Guarantor’s group (as shown in the then latest audited consolidated financial statements of the Guarantor’s group); and/or

(b)	whose turnover (consolidated in the case of a Subsidiary which itself has a Subsidiary) represents not less than 5 per cent. of the consolidated turnover of the Guarantor’s group (as shown in the then latest audited consolidated financial statements of the Guarantor’s group); and/or

(c)	to which has been transferred (whether by one transaction or a series of transactions, whether related or not) the whole or substantially the whole of the assets of a Subsidiary which, immediately prior to such transactions or any such transaction, is a Material Subsidiary by virtue of paragraph (a) or (b) above, all as more particularly defined in the Trust Deed.

The certificate or report of the Auditors (as defined in the Trust Deed) that, in their opinion, a Subsidiary of the Guarantor is or is not or was or was not at any particular time or throughout any specified period a Material Subsidiary may be relied upon by the Trustee without any further enquiry or evidence and, if relied upon by the Trustee, shall, in the absence of manifest or proven error, be conclusive and binding on all concerned.

12	REPLACEMENT OF NOTES, RECEIPTS, COUPONS AND TALONS

Should any Note, Receipt, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Agent or any other place approved by the Trustee upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

13	PAYING AGENTS

The names of the initial Paying Agents and their initial specified offices are set out below.

The Issuer and the Guarantor are entitled, with the prior written approval of the Trustee, to vary or terminate the appointment of any Paying Agent and/or appoint additional or other Paying Agents and/or approve any change in the specified office through which any Paying Agent acts, provided that:

(a)	there will at all times be an Agent;

(b)	so long as the Notes are listed on any stock exchange, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange (or any other relevant authority);

(c)	there will at all times be a Paying Agent in a jurisdiction within continental Europe (unless all Paying Agents within continental Europe are obliged to deduct or withhold tax from payments made); and

(d)

if any law implementing or complying with, or introduced in order to conform to, Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26th-27th November, 2000 is introduced, the Issuer will ensure that it maintains a Paying Agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to any such Directive or law (other than the United Kingdom unless (i) the United Kingdom is the only Member State of the European Union that will not be so obliged and (ii) there is then no United Kingdom obligation to withhold or deduct tax from payments of principal or interest in respect of the Notes, Receipts or Coupons (provided that in the event that such withholding or deduction is subsequently imposed the Issuer will be obliged to operate the provisions of this Condition 13(d) once again prior to the date of such imposition)), provided that this Condition 13(d) shall not apply if all Member States of the European Union will be so obliged.

In addition, the Issuer and the Guarantor shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in Condition 7(d). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 15.

In acting under the Agency Agreement, the Paying Agents act solely as agents of the Issuer and the Guarantor and, in certain circumstances set out therein, of the Trustee and do not assume any obligation to, or relationship of agency or trust with, any Noteholders, Receiptholders or Couponholders. The Agency Agreement contains provisions permitting any entity into which any Paying Agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor agent.

14	EXCHANGE OF TALONS

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 10.

15	NOTICES

All notices regarding the Notes will be deemed to be validly given if published in a leading English language daily newspaper of general circulation in London. It is expected that such publication will be made in the Financial Times. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules of any stock exchange or any other relevant authority on which the Notes are for the time being listed or by which they have been admitted to listing. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers. If publication as provided above is not practicable, notice will be given in such other manner, and will be deemed to have been given on such date, as the Trustee shall approve.

Until such time as any definitive Notes are issued, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of Euroclear and/or Clearstream, Luxembourg, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg for communication by them to the holders of the Notes and, in addition, for so long as any Notes are listed on a stock exchange or admitted to listing by any other relevant authority and the rules of that stock exchange or other relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by those rules. Any such notice shall be deemed to have been given to the holders of the Notes on the seventh day after the day on which the said notice was given to Euroclear and/or Clearstream, Luxembourg.

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Note in definitive form) with the relative Note or Notes, with the Agent. Whilst any of the Notes are represented by a Global Note, such notice may be given by any holder of a Note to the Agent through Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Agent and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

16	MEETINGS OF NOTEHOLDERS, MODIFICATION, WAIVER AND SUBSTITUTION

The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Notes, the Receipts, the Coupons or the Trust Deed. Such a meeting may be convened by the Issuer, the Guarantor or the Trustee and shall be convened by the Issuer upon request by Noteholders holding not less than five per cent. in nominal amount of the Notes for the time being remaining outstanding.

The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing more than 50 per cent. in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain provisions of the Notes, the Receipts, the Coupons or the Trust Deed (including modifying the date of maturity of the Notes or any date for payment of interest thereon, reducing or cancelling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes, the Receipts or the Coupons), the quorum shall be one or more persons holding or representing not less than two-thirds in nominal amount of the Notes for the time being outstanding, or at any adjourned such meeting one or more persons holding or representing not less than one-third in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Receiptholders and Couponholders.

The Trustee and the Issuer may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to:

(a)	any modification of the Notes, the Receipts, the Coupons or the Trust Deed which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders; or

(b)	any modification of the Notes, the Receipts, the Coupons or the Trust Deed which is of a formal, minor or technical nature or is made to correct a manifest or proven error or to comply with mandatory provisions of the law.

Any such modification shall be binding on the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee agrees otherwise, any such modification shall be notified to the Noteholders in accordance with Condition 15 as soon as practicable thereafter.

In connection with the exercise by it of any of its trusts, powers, authorities or discretions (including, without limitation, any modification, wavier or authorisation), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders, Receiptholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers, authorities or discretions for individual Noteholders, Receiptholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the Issuer, the Guarantor, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders, Receiptholders or Couponholders except to the extent already provided for in Condition 9 and/or any undertaking given in addition to, or in substitution for, Condition 9 pursuant to the Trust Deed.

The Trustee may, without the consent of the Noteholders, agree with the Issuer to the substitution in place of the Issuer (or of any previous substitute under this Condition) as the principal debtor under the Notes, Receipts, Coupons and the Trust Deed of another company, being a Subsidiary of the Issuer, or the Guarantor, subject to the Trustee being satisfied that the interests of the Noteholders will not be materially prejudiced by the substitution and certain other conditions set out in the Trust Deed being complied with.

17	INDEMNIFICATION OF THE TRUSTEE; ITS CONTRACTING WITH THE ISSUER AND/OR THE GUARANTOR AND ENFORCEMENT

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified to its satisfaction.

The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (i) to enter into business transactions with the Issuer, the Guarantor and/or any of their respective Subsidiaries and to act as trustee for the holders of any other securities issued or guaranteed by the Issuer, the Guarantor and/or any of their respective Subsidiaries, (ii) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of the Noteholders, Receiptholders or Couponholders, and (iii) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer and/or the Guarantor as it may think fit to enforce the provisions of the Trust Deed, the Notes and the Coupons, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed, the Notes, the Receipts or the Coupons unless (a) it shall have been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by the holders of at least one-fifth in nominal amount of the Notes then outstanding and (b) it shall have been indemnified to its satisfaction.

No Noteholder, Receiptholder or Couponholder shall be entitled to proceed directly against the Issuer and/or the Guarantor unless the Trustee, having become bound so to proceed, fails to do so within a reasonable period and the failure shall be continuing.

18	FURTHER ISSUES

The Issuer shall be at liberty from time to time without the consent of the Noteholders, the Receiptholders or the Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single Series with the outstanding Notes.

19	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Notes, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

20	GOVERNING LAW

The Trust Deed, the Agency Agreement, the Notes, the Receipts and the Coupons are governed by, and shall be construed in accordance with, English law.

AGENT

The Bank of New York, London Branch

One Canada Square

London E14 5AL

OTHER PAYING AGENT

The Bank of New York (Luxembourg) SA

Aerogolf Centre

1A, Hoehenhof

L-1736 Senningerberg

Luxembourg

SCHEDULE 2

FORMS OF GLOBAL AND DEFINITIVE NOTES, RECEIPTS, COUPONS AND TALONS

PART 1

FORM OF TEMPORARY GLOBAL NOTE

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]

TOMKINS FINANCE PLC

(the Issuer)

(incorporated with limited liability under the laws of England and Wales)

unconditionally and irrevocably guaranteed by

TOMKINS PLC

(the Guarantor)

(incorporated with limited liability under the laws of England and Wales)

TEMPORARY GLOBAL NOTE

This Note is a Temporary Global Note in respect of a duly authorised issue of Notes of the Issuer (the Notes) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Pricing Supplement applicable to the Notes (the Pricing Supplement), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in the First Schedule to the Trust Deed (as defined below) as supplemented, replaced and modified by the Pricing Supplement but, in the event of any conflict between the provisions of the said Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail.

Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note.

This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 26th October, 2001 and made between the Issuer, the Guarantor and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.

For value received, the Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Agent at One Canada Square, London E14 5AL, England or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes.

On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment, purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment, purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment, purchase and cancellation the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment. The nominal amount from time to time of this Global Note and of the Notes represented by this Global Note following any such redemption, payment of an instalment, purchase and cancellation as aforesaid or any exchange as referred to below shall be the nominal amount most recently entered in the relevant column in Parts 2, 3 or 4 of Schedule One hereto or in Schedule Two hereto.

Payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will only be made to the bearer hereof to the extent that there is presented to the Agent by Clearstream Banking, société anonyme (Clearstream, Luxembourg) or Euroclear Bank S.A./N.V. as operator of the Euroclear System (Euroclear) a certificate in or substantially in the form set out in Part 7 of Schedule 2 to the Trust Deed to the effect that it has received from or in respect of a person entitled to a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate in or substantially in the form of Certificate “A” as set out in Part 7 of Schedule 2 to the Trust Deed. The bearer of this Global Note will not (unless upon due presentation of this Global Note for exchange, delivery of the appropriate number of Definitive Notes (together, if applicable, with the Receipts, Coupons and Talons appertaining thereto in or substantially in the forms set out in Parts 3, 4, 5 and 6 of Schedule 2 to the Trust Deed) or, as the case may be, issue and delivery (or, as the case may be, endorsement) of the Permanent Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment hereon due on or after the Exchange Date.

On or after the date (the Exchange Date) which is 40 days after the Issue Date, this Global Note may be exchanged (free of charge) in whole or in part for, as specified in the Pricing Supplement, either Definitive Notes and (if applicable) Receipts, Coupons and/or Talons (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Pricing Supplement has been endorsed on or attached to such Definitive Notes) or a Permanent Global Note in or substantially in the form set out in Part 2 of Schedule 2 to the Trust Deed (together with the Pricing Supplement attached thereto) upon notice being given by Euroclear and/or Clearstream, Luxembourg acting on the instructions of any holder of an interest in this Global Note and subject, in the case of Definitive Notes, to such notice period as is specified in the Pricing Supplement.

If Definitive Notes and (if applicable) Receipts, Coupons and/or Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this Global Note may only thereafter be exchanged for Definitive Notes and (if applicable) Receipts, Coupons and/or Talons pursuant to the terms hereof.

Presentation of this Global Note for exchange shall be made by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in England at the office of the Agent specified above. The Issuer shall procure that Definitive Notes or (as the case may be) the Permanent Global Note shall be so issued and delivered in exchange for only that portion of this Global Note in respect of which there shall have been presented to the Agent by Euroclear or Clearstream, Luxembourg a certificate in or substantially in the form set out in Part 7 of Schedule 2 to the Trust Deed to the effect that it has received from or in respect of a person entitled to a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate in or substantially in the form of Certificate “A” as set out in Part 7 of Schedule 2 to the Trust Deed.

On an exchange of the whole of this Global Note, this Global Note shall be surrendered to the Agent. On an exchange of part only of this Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged. On any exchange of this Global Note for a Permanent Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two to the Permanent Global Note and the relevant space in Schedule Two thereto recording such exchange shall be signed by or on behalf of the Issuer.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall (subject as provided in the next paragraph) in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts 3, 4, 5 and 6 (as applicable) of Schedule 2 to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor, the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer and the Guarantor, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

This Global Note is governed by, and shall be construed in accordance with, English law.

A person who is not a party to this Global Note has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

This Global Note shall not be valid unless authenticated by The Bank of New York, London Branch, as Agent.

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

Issued as of [                 ].

TOMKINS FINANCE PLC

By:

Duly Authorised

Authenticated by The Bank of New York, London Branch, as Agent.

By:

Authorised Officer

SCHEDULE ONE

PART 1

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

PART 2

PAYMENT OF INSTALMENT AMOUNTS

Date made	Total amount of Instalment Amounts payable	Amount of Instalment Amounts paid	Remaining nominal amount of this Global Note following such payment *	Confirmation of payment by or on behalf of the Issuer

*	See most recent entry in Parts 2, 3 or 4 of Schedule Two in order to determine this amount.

PART 3

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption*	Confirmation of redemption by or on behalf of the Issuer

*	See most recent entry in Parts 2, 3 or 4 of Schedule Two in order to determine this amount.

PART 4

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

*	See most recent entry in Parts 2, 3 or 4 of Schedule Two in order to determine this amount.

SCHEDULE TWO

EXCHANGES

FOR DEFINITIVE NOTES OR PERMANENT GLOBAL NOTE

The following exchanges of a part of this Global Note for Definitive Notes or a part of a Permanent Global Note have been made:

Date made	Nominal amount of this Global Note exchanged for Definitive Notes or a part of a Permanent Global Note	Remaining nominal amount of this Global Note following such exchange *	Notation made by or on behalf of the Issuer

*	See most recent entry in Parts 2, 3 or 4 of Schedule One or in this Schedule Two in order to determine this amount.

SCHEDULE TWO

PART 2

FORM OF PERMANENT GLOBAL NOTE

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]

TOMKINS FINANCE PLC (the Issuer)

(incorporated with limited liability under the laws of England and Wales)

unconditionally and irrevocably guaranteed by

TOMKINS PLC

(the Guarantor)

(incorporated with limited liability under the laws of England and Wales)

PERMANENT GLOBAL NOTE

This Note is a Permanent Global Note in respect of a duly authorised issue of Notes of the Issuer (the Notes) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Pricing Supplement applicable to the Notes (the Pricing Supplement), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in the First Schedule to the Trust Deed (as defined below) as supplemented, replaced and modified by the Pricing Supplement but, in the event of any conflict between the provisions of the said Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail.

Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note.

This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 26th October, 2001 and made between the Issuer, the Guarantor and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.

For value received, the Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Agent at One Canada Square, London E14 5AL, England or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes.

On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment, purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment, purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment, purchase and cancellation the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment. The nominal amount from time to time of this Global Note and of the Notes represented by this Global Note following any such redemption, payment of an instalment, purchase and cancellation as aforesaid or any exchange as referred to below shall be the nominal amount most recently entered in the relevant column in Part 2, 3 or 4 of Schedule One hereto or in Schedule Two hereto.

Where TEFRA D is specified in the applicable Pricing Supplement, the Notes will initially have been represented by a Temporary Global Note. On any exchange of such Temporary Global Note issued in respect of the Notes for this Global Note or any part hereof, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged.

This Global Note may be exchanged (free of charge) in whole, but not in part, for Definitive Notes and (if applicable) Receipts, Coupons and/or Talons in or substantially in the forms set out in Parts 3, 4, 5 and 6 of Schedule 2 to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Pricing Supplement has been endorsed on or attached to such Definitive Notes) either, as specified in the applicable Pricing Supplement:

(a)	upon not less than 60 days’ written notice being given to the Agent by Euroclear Bank S.A./N.V. as operator of the Euroclear System (Euroclear) and/or Clearstream Banking, société anonyme (Clearstream, Luxembourg) (acting on the instructions of any holder of an interest in this Global Note); or

(b)	upon the occurrence of an Exchange Event.

An Exchange Event means:

(i)	an Event of Default has occurred and is continuing;

(ii)	the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system satisfactory to the Trustee is available; or

(iii)	the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes in definitive form and a certificate to such effect from two Directors of the Issuer has been given to the Trustee.

If this Global Note is exchangeable following the occurrence of an Exchange Event:

(a)	the Issuer will promptly give notice to Noteholders in accordance with Condition 15 upon the occurrence of such Exchange Event; and

(b)	Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note) or the Trustee may give notice to the Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (b)(iii) above, the Issuer may also give notice to the Agent requesting exchange.

Any such exchange shall occur on a date specified in the notice not more than 45 days after the date of receipt of the first relevant notice by the Agent.

The first notice requesting exchange in accordance with the above provisions shall give rise to the issue of Definitive Notes for the total nominal amount of Notes represented by this Global Note.

Any such exchange as aforesaid will be made upon presentation of this Global Note by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in England at the office of the Agent specified above.

The aggregate nominal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note. Upon exchange of this Global Note for Definitive Notes, the Agent shall cancel it or procure that it is cancelled.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall (subject as provided in the next paragraph) in all respects be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts 3, 4, 5 and 6 (as applicable) of Schedule 2 to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor, the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer and the Guarantor, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

This Global Note is governed by, and shall be construed in accordance with, English law.

A person who is not a party to this Global Note has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

This Global Note shall not be valid unless authenticated by The Bank of New York, London Branch, as Agent.

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

Issued as of [                     ].

TOMKINS FINANCE PLC

By:

Duly Authorised

Authenticated by The Bank of New York, London Branch, as Agent.

By:

Authorised Officer

SCHEDULE ONE

PART 1

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

PART 2

PAYMENT OF INSTALMENT AMOUNTS

Date Made	Total amount of Instalment Amounts payable	Amount of Instalment Amounts paid	Remaining nominal amount of this Global Note following such payment *	Confirmation of payment by or on behalf of the Issuer

*	See most recent entry in Parts 2, 3 or 4 of Schedule Two in order to determine this amount.

PART 3

REDEMPTIONS

Date Made	Total amount of principal payable	Amount of Principal paid	Remaining nominal amount of this Global Note following such redemption *	Confirmation of redemption by or on behalf of the Issuer

*	See most recent entry in Parts 2, 3 or 4 of Schedule Two in order to determine this amount.

PART 4

PURCHASES AND CANCELLATIONS

Date Made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

*	See most recent entry in Parts 2, 3 or 4 of Schedule Two in order to determine this amount.

SCHEDULE TWO

EXCHANGES

Date made	Nominal amount of Temporary Bearer Global Note exchanged for this Global Note	Increased nominal amount of this Global Note following such exchange*	Notation made by or on behalf of the Issuer

*	See most recent entry in Parts 2, 3 or 4 of Schedule One or in this Schedule Two in order to determine this amount.

SCHEDULE 2

PART 3

FORM OF DEFINITIVE NOTE

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]

TOMKINS FINANCE PLC

(the Issuer)

(incorporated with limited liability under the laws of England and Wales)

unconditionally and irrevocably guaranteed by

TOMKINS PLC

(the Guarantor)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

This Note is one of a Series of Notes of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer (Notes). References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in the First Schedule to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as supplemented, replaced and modified by the relevant information appearing in the Pricing Supplement (the Pricing Supplement) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Pricing Supplement, such information will prevail.

Words and expressions defined in the Conditions shall bear the same meanings when used in this Note.

This Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 26th October, 2001 and made between the Issuer, the Guarantor and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.

For value received, the Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on [each Instalment Date and] the Maturity Date or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Note and to pay interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

This Note shall not be valid unless authenticated by The Bank of New York, London Branch, as Agent.

IN WITNESS whereof this Note has been executed on behalf of the Issuer.

Issued as of [            ].

TOMKINS FINANCE PLC

By:

Duly Authorised

Authenticated by

The Bank of New York, London Branch,

as Agent.

By:

Authorised Officer

[CONDITIONS]

[Conditions to be as set out in Schedule 1 to this Trust Deed or such other form as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange.]

PRICING SUPPLEMENT

[Here to be set out the text of the relevant information supplementing, replacing or modifying the Conditions which appears in the Pricing Supplement relating to the Notes.]

SCHEDULE 2

PART 4

FORM OF RECEIPT

[Face of Receipt]

TOMKINS FINANCE PLC

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [        ]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE1

Receipt for the sum of [            ] being the instalment of principal payable in accordance with the Terms and Conditions applicable to the Note to which this Receipt appertains (the Conditions) on [            ].

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

This Receipt must be presented for payment together with the Note to which it appertains. The Issuer shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.

[1]	Delete where the original maturity of the Notes is 365 days or less.

SCHEDULE 2

PART 5

FORM OF COUPON

[Face of Coupon]

TOMKINS FINANCE PLC

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [        ]

[Coupon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]]1

Part A

[For Fixed Rate Notes:

Coupon for [            ] due on [            ], [            ]]

This Coupon is payable to bearer, separately

negotiable and subject to the Terms and

Conditions of the said Notes.

Part B

[For Floating Rate Notes or Index Linked Interest Notes:

Coupon for the amount due in accordance with

the Terms and Conditions endorsed on,

attached to or incorporated by reference

into the said Notes on [the Interest Payment

Date falling in [    ] [    ]/[    ]].

This Coupon is payable to bearer, separately

negotiable and subject to such Terms and

Conditions, under which it may become void

before its due date.]

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]*

[1]	Delete where the Notes are all of the same denomination.

*	Delete where the original maturity of the Notes is 365 days or less.

SCHEDULE 2

PART 6

FORM OF TALON

[Face of Talon]

TOMKINS FINANCE PLC

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [    ]

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[Talon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]]2

On and after [            ] further Coupons [and a further Talon]3 appertaining to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Note to which this Talon appertains.

[1]	Delete where the original maturity of the Notes is 365 days or less.

[2]	Delete where the Notes are all of the same denomination.

[3]	Not required on the last Coupon sheet.

[Reverse of Receipts, Coupons and Talons]

AGENT

The Bank of New York, London Branch

One Canada Square

London E14 5AL

OTHER PAYING AGENT

The Bank of New York (Luxembourg) SA

Aerogolf Centre

1A, Hoehenhof

L-1736 Senningerberg

Luxembourg

and/or such other or further principal paying agent or other Paying Agents and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Noteholders.

SCHEDULE 2

PART 7

FORM OF CERTIFICATE TO BE PRESENTED BY EUROCLEAR OR CLEARSTREAM,

LUXEMBOURG

TOMKINS FINANCE PLC

[Title of Notes]

(the Securities)

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the nominal amount set forth below (our Member Organisations) substantially to the effect set forth in the temporary Global Note representing the Securities, as of the date hereof, [        ] nominal amount of the above-captioned Securities (a) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate all of the income of which is subject to United States Federal income taxation regardless of its source or trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have authority to control all substantial decisions of the trust or a valid election is in effect under applicable U.S. Treasury Regulations for the trust to be treated as a U.S. person (United States persons), (b) is owned by United States persons that (i) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Sections 1.165-12(c)(1)(v)) (financial institutions) purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in Clause (c) above (whether or not also described in Clause (a) or (b)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Rule 903(b)(2) under the Securities Act of 1933, as amended, then this is also to certify with respect to such principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the temporary Global Note representing the Securities.

We further certify (a) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary Global Note excepted in such certifications and (b) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings or official enquiries are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings or enquiries.

Dated:                 1

Yours faithfully,

[Euroclear Bank S.A./N.V.

as operator of the Euroclear

System]

or

[Clearstream Banking, société anonyme]

By:

[1]	To be dated no earlier than the date to which this certification relates, namely (a) the payment date or (b) the Exchange Date.

CERTIFICATE “A”

TOMKINS FINANCE PLC

[Title of Notes]

(the Securities)

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (a) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate all of the income of which is subject to United States Federal income taxation regardless of its source or trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have authority to control all substantial decisions of the trust or a valid election is in effect under applicable U.S. Treasury Regulations for the trust to be treated as a U.S. person (United States person(s)), (b) are owned by United States person(s) that (i) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) (financial institutions) purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in Clause (c) above (whether or not also described in Clause (a) or (b)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Rule 903(b)(2) under the Securities Act of 1933, as amended, (the Act) then this is also to certify that, except as set forth below, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act. As used in this paragraph, the term “U.S. person” has the meaning given to it by Regulation S under the Act.

As used herein, United States means the United States of America (including the States and the District of Columbia); and its possessions include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [            ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any right or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings or official enquiries are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings or enquiries.

Dated:	[1]

Name of person making certification

By:

[1]	To be dated no earlier than the fifteenth day prior to the date to which this certification relates, namely (a) the payment date or (b) the Exchange Date.

SCHEDULE 3

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.	1.1 As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

(a)	voting certificate shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

(i)	that on the date thereof Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

(A)	the conclusion of the meeting specified in such certificate or, if later, of any adjourned such meeting; and

(B)	the surrender of the certificate to the Paying Agent who issued the same; and

(ii)	that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Notes represented by such certificate;

(b)	block voting instruction shall mean an English language document issued by a Paying Agent and dated in which:

(i)	it is certified that Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

(A)	the conclusion of the meeting specified in such document or, if later, of any adjourned such meeting; and

(B)

the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Paying

Agent to be held to its order or under its control or so blocked and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

(ii)	it is certified that each holder of such Notes has instructed such Paying Agent that the vote(s) attributable to the Note or Notes so deposited or held or blocked should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(iii)	the aggregate principal amount of the Notes so deposited or held or blocked are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(iv)	one or more persons named in such document (each hereinafter called a proxy) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in (iii) above as set out in such document;

(c)	24 hours shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

(d)	48 hours shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

1.2

A holder of a Note (whether in definitive form or represented by a Global Note) may obtain a voting certificate in respect of such Note from a Paying Agent or require a Paying Agent to issue a block voting instruction in respect of such Note by depositing such Note with such Paying Agent or (to the satisfaction of such Paying Agent) by such Note being held to its order or under its control or being blocked in an account with a clearing system, in each case not less than 48 hours before the time fixed for the relevant meeting and on the terms set out in sub-paragraph 1.1(a)(i) or 1.1(b)(i) above (as the case may be), and (in the case of a block voting instruction) instructing such Paying Agent to the effect set out in sub-paragraph 1.1(b)(ii) above. The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which such Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent or the clearing system in which such Notes have been blocked shall be deemed for such purposes not to be the holder of those Notes.

2.	The Issuer, the Guarantor or the Trustee may at any time and the Issuer shall upon a requisition in writing in the English language signed by the holders of not less than one-tenth in nominal amount of the Notes for the time being outstanding convene a meeting of the Noteholders and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Trustee or the requisitionists. Every such meeting shall be held at such time and place as the Trustee may appoint or approve.

3.	At least 21 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is to be held) specifying the place, day and hour of meeting shall be given to the holders of the relevant Notes prior to any meeting of such holders in the manner provided by Condition 15. Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include statements, if applicable, to the effect that Notes may, not less than 48 hours before the time fixed for the meeting, be deposited with Paying Agents or (to their satisfaction) held to their order or under their control or blocked in an account with a clearing system for the purpose of obtaining voting certificates or appointing proxies. A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee), to the Issuer (unless the meeting is convened by the Issuer) and to the Guarantor (unless the meeting is convened by the Guarantor).

4.	A person (who may but need not be a Noteholder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting or adjourned meeting but if no such nomination is made or if at any meeting or adjourned meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting or adjourned meeting the Noteholders present shall choose one of their number to be Chairman, failing which the Issuer may appoint a Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

5.	At any such meeting one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-tenth of the nominal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate a clear majority in nominal amount of the Notes for the time being outstanding PROVIDED THAT at any meeting the business of which includes any of the following matters (each of which shall, subject only to Clause 19.2, only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(a)	reduction or cancellation of the amount payable or, where applicable, modification, except where such modification is in the opinion of the Trustee bound to result in an increase, of the method of calculating the amount payable or modification of the date of payment or, where applicable, of the method of calculating the date of payment in respect of any principal or interest in respect of the Notes;

(b)	alteration of the currency in which payments under the Notes, Receipts and Coupons are to be made;

(c)	alteration of the majority required to pass an Extraordinary Resolution;

(d)	the sanctioning of any such scheme or proposal as is described in paragraph 18.9 below; and

(e)	alteration of this proviso or the proviso to paragraph 6 below;

the quorum shall be one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than two-thirds of the nominal amount of the Notes for the time being outstanding.

6.	If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 13 clear days nor more than 42 clear days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 13 clear days (but without any maximum number of clear days), and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings. At any adjourned meeting one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives (whatever the nominal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any of the matters specified in the proviso to paragraph 5 above shall be one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-third of the nominal amount of the Notes for the time being outstanding.

7.	Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall state the relevant quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8.	Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy or as a representative.

9.	At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, the Issuer, the Trustee or any person present holding a Definitive Note or a voting certificate or being a proxy or representative (whatever the nominal amount of the Notes so held or represented by him) a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.	Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11.	The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13.	The Trustee and its lawyers and any director, officer or employee of a corporation being a trustee of these presents and any director or officer of the Issuer and its or their lawyers and any other person authorised so to do by the Trustee may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of “outstanding” in Clause 1, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of Noteholders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on Noteholders by Condition 11 unless he either produces the Definitive Note or Definitive Notes of which he is the holder or a voting certificate or is a proxy. No person shall be entitled to vote at any meeting in respect of Notes held by, for the benefit of, or on behalf of, the Issuer, the Guarantor, any Subsidiary of the Issuer or the Guarantor, any holding company of the Issuer or the Guarantor or any other Subsidiary of such holding company. Nothing herein shall prevent any of the proxies named in any block voting instructionfrom being a director, officer or representative of or otherwise connected with the Issuer or the Guarantor.

14.	Subject as provided in paragraph 13 hereof at any meeting:

14.1	on a show of hands every person who is present in person and produces a Definitive Note or voting certificate or is a proxyshall have one vote; and

14.2	on a poll every person who is so present shall have one vote in respect of each £1 or such other amount as the Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Notes denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate) in nominal amount of the Definitive Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy or representative.

Without prejudice to the obligations of the proxies named in any block voting instruction any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15.	The proxies named in any block voting instruction and representatives need not be Noteholders.

16.	Each block voting instruction together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent shall be deposited by the relevant Paying Agent at such place as the Trustee shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote and in default the block voting instructionshall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instructionshall (if the Trustee so requires) be deposited with the Trustee before the commencement of the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction.

17.	Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the relevant Noteholders’ instructions pursuant to which it was executed provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent or in the case of a Registered Note from the holder thereof by the Issuer at its registered office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 hours and 48 hours respectively before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

18.	A meeting of the Noteholders shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) namely:

18.1	Power to sanction any compromise or arrangement proposed to be made between the Issuer, the Guarantor, the Trustee, any Appointee and the Noteholders, Receiptholders and Couponholders or any of them.

18.2	Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the Noteholders, the Receiptholders, Couponholders or the Issuer or the Guarantor or against any other or others of them or against any of their property whether such rights shall arise under these presents or otherwise.

18.3	Power to assent to any modification of the provisions of these presents which shall be proposed by the Issuer, the Guarantor, the Trustee or any Noteholder.

18.4	Power to give any authority or sanction which under the provisions of these presents is required to be given by Extraordinary Resolution.

18.5	Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

18.6	Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of these presents.

18.7	Power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents.

18.8	Power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

18.9	Power to sanction any scheme or proposal for the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

19.	Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and upon all Receiptholders and Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 15 by the Issuer within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such result.

20.	The expression Extraordinary Resolution when used in these presents means (a) a resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll; or (b) a resolution in writing signed by or on behalf of all the Noteholders, which resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the Noteholders.

21.	Minutes of all resolutions and proceedings at every meeting of the Noteholders shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

22.	If and whenever the Issuer shall have issued and have outstanding Notes of more than one Series the foregoing provisions of this Schedule shall have effect subject to the following modifications:

22.1	(a)	a resolution which in the opinion of the Trustee affects the Notes of only one Series shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Notes of that Series;

	(b)	a resolution which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to a conflict of interest between the holders of Notes of any of the Series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Notes of all the Series so affected;

	(c)	a resolution which in the opinion of the Trustee affects the Notes of more than one Series and gives or may give rise to a conflict of interest between the holders of the Notes of one Series or group of Series so affected and the holders of the Notes of another Series or group of Series so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Notes of each Series or group of Series so affected; and

	(d)	to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes and Noteholders were references to the Notes of the Series or group of Series in question or to the holders of such Notes, as the case may be.

22.2	If the Issuer shall have issued and have outstanding Notes which are not denominated in pounds sterling in the case of any meeting of holders of Notes of more than one currency the nominal amount of such Notes shall (a) for the purposes of paragraph 2 above be the equivalent in pounds sterling at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into pounds sterling on the seventh dealing day prior to the day on which the requisition in writing is received by the Issuer and (b) for the purposes of paragraphs 5, 6 and 14 above (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom) be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting. In such circumstances, on any poll each person present shall have one vote for each £1 (or such other pounds sterling amount as the Trustee may in its absolute discretion stipulate) in nominal amount of the Notes (converted as above) which he holds or represents.

23.	Subject to all other provisions of these presents the Trustee may without the consent of the Issuer, the Guarantor, the Noteholders, the Receiptholders or the Couponholders prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting thereat as the Trustee may in its sole discretion think fit.

EXECUTED as a deed by TOMKINS FINANCE PLC acting by	) )	TOMKINS FINANCE PLC
)
and	)

Director

Director/Secretary

EXECUTED as a deed by TOMKINS PLC acting by	) )	TOMKINS PLC
and	)
)

Director

Director/Secretary

THE COMMON SEAL of THE LAW DEBENTURE TRUST	) )
CORPORATION p.l.c.	)
was affixed to this deed in	)
the presence of:

Director

Authorised Signatory

EXECUTED as a deed by TOMKINS FINANCE PLC acting by	) )	TOMKINS FINANCE PLC
)
and	)

Director

Director/Secretary

EXECUTED as a deed by TOMKINS PLC acting by	) )	TOMKINS PLC
and	)
)

Director

Director/Secretary

THE COMMON SEAL of THE LAW DEBENTURE TRUST	) )
CORPORATION p.l.c.	)
was affixed to this deed	)
in the presence of:

Director

Authorised Signatory

3

DATED 26TH OCTOBER, 2001

TOMKINS FINANCE PLC

and

TOMKINS PLC

and

THE LAW DEBENTURE TRUST

CORPORATION p.l.c.

FOR TOMKINS FINANCE PLC AND TOMKINS

PLC

AS TO ENGLISH LAW:

SLAUGHTER AND MAY

ONE BUNHILL ROW

LONDON

EC1Y 8YY

FOR THE LAW DEBENTURE TRUST

CORPORATION P.L.C.

AS TO ENGLISH AND UNITED STATES LAW:

ALLEN & OVERY

ONE NEW CHANGE

LONDON

EC4M 9QQ

TRUST DEED

(as modified and restated on 28th August, 2003) relating to a £750,000,000 Euro Medium Term Note Programme

ALLEN & OVERY

London

DATED 28TH AUGUST, 2003

TOMKINS FINANCE PLC

and

TOMKINS PLC

and

THE LAW DEBENTURE TRUST

CORPORATION p.l.c.

FOR TOMKINS FINANCE PLC AND TOMKINS

PLC

AS TO ENGLISH LAW:

SLAUGHTER AND MAY

ONE BUNHILL ROW

LONDON

EC1Y 8YY

FOR THE LAW DEBENTURE TRUST

CORPORATION P.L.C.

AS TO ENGLISH AND UNITED STATES LAW:

ALLEN & OVERY

ONE NEW CHANGE

LONDON

EC4M 9QQ

THIRD SUPPLEMENTAL TRUST DEED

modifying and restating the provisions of the Trust Deed dated 26th October, 2001 (as previously modified and restated) relating to the £750,000,000 Euro Medium Term Note Programme

ALLEN & OVERY

London